Exhibit 4.1

Execution Version

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THE SECURITIES REPRESENTED HEREBY ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES FOR THE BENEFIT OF NETTAR GROUP INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (1) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (2) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THIS SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) OR (D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NETTAR GROUP INC.
FLOATING RATE SECURED CONVERTIBLE PROMISSORY NOTE

$30,000,000.00	April 12, 2024 Note No. 1

FOR VALUE RECEIVED, the undersigned, NETTAR GROUP INC., a business company limited by shares incorporated under the laws of the British Virgin Islands (including any and all successors thereto, the “Borrower”), promises to pay to Tether Investments Limited, or its registered assigns (the “Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of THIRTY MILLION U.S. Dollars (US$30,000,000.00 (as such amount may, from time to time, be increased or decreased pursuant to the terms hereof, the “Principal Amount”) on the Maturity Date (as defined herein), together with interest as provided herein.

This Note is one of a series of floating rate secured convertible promissory notes issued by the Borrower pursuant to that certain Note Purchase Agreement, dated as of April 12, 2024 (the “Purchase Agreement”), by and among the Borrower, the Parent Guarantor (as defined herein), and Acquiom Agency Services LLC, in its capacity as representative for the holders of Notes (the “Holder Representative”), the Holder (this Note, together with the other secured convertible promissory notes of the same series issued pursuant to the Purchase Agreement, are collectively referred to as the “Initial Notes”, and the Initial Notes together with any Additional Notes (as defined herein) are collectively referred to as the “Notes”).

1.       Definitions. All terms defined in the Code (as defined herein) and not defined in this Note have the meanings specified therein. As used in this Note, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Additional Notes” means any Notes issued by the Borrower following the Original Issue Date. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes of this Note, including waivers, amendments, redemptions and offers to purchase, and shall vote and consent together as one class on all matters with respect to the Notes, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Additional Purchase Agreements” means any purchase agreement entered into in connection with the issuance and sale of Additional Notes.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Interest Rate” means, with respect to any Interest Period, the Benchmark for such Interest Period, plus 650 basis points per annum.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Note Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws, statutes, regulations or rules in any jurisdiction in which any Note Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto, including, but not limited to, the Bank Secrecy Act (31 U.S.C. § 5311 et seq.) and the USA Patriot Act.

“Bank Services” mean any products, credit services or financial accommodations previously, now or hereafter provided to any Note Party or any of its Subsidiaries by any third party bank, including any cash management services (including merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements and foreign exchange services as any such products or services may be identified in such third party bank’s various agreements related thereto.

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, as determined by the Holder Representative (or its designee), then “Benchmark” shall mean the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Holder Representative (or its designee) as of the Benchmark Replacement Date; provided that if the Benchmark Replacement cannot be determined in accordance with clause (a) below as of the Benchmark Replacement Date and the Holder Representative (or its designee) shall have determined that the ISDA Fallback Rate determined in accordance with clause (b) below is not an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, then clause (b) below shall be disregarded, and the Benchmark Replacement shall be determined in accordance with clause (c) below:

(a)    the sum of: (i) an alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (ii) the Benchmark Replacement Adjustment;

(b)    the sum of: (i) the ISDA Fallback Rate and (ii) the Benchmark Replacement Adjustment; or

(c)    the sum of: (i) the alternate rate of interest that has been selected by the Holder Representative (or its designee) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (ii) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Holder Representative (or its designee) as of the Benchmark Replacement Date:

(a)    the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(b)    if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(c)    the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Holder Representative (or its designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of Interest Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other technical, administrative or operational matters) that the Holder Representative (or its designee) reasonably decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Holder Representative (or its designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Holder Representative (or its designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Holder Representative (or its designee) determines is reasonably practicable and administratively feasible.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(a)    a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Board of Directors” means the board of directors of the Parent Guarantor.

“Business Day” means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to close or be closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (consistently applied), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (consistently applied); provided that any lease that would properly be recognized as an “operating lease” by any Note Party as of the date hereof shall continue to be treated as an operating lease and shall not constitute a Capital Lease Obligation for purposes hereof.

“Capital Stock” means, any and all shares, interests, rights to purchase, warrants and options (whether denominated as ordinary shares, common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Cash Equivalents” means, as to any Person: (a) securities issued or directly and fully and unconditionally guaranteed or insured by the United States or any agency or instrumentality thereof (but only so long as the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition; (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 180 days from the date of acquisition and having one of the two highest ratings from either Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc.; (c) certificates of deposit, denominated solely in U.S. Dollars, maturing within twelve months after the date of acquisition, issued by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia or that is a U.S. subsidiary of a foreign commercial bank; in each of the foregoing cases, solely to the extent that (i) such commercial bank’s short-term commercial paper is rated at least A-1 or the equivalent by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (any such commercial bank, an “Approved Bank”) or (ii) the par amount of all certificates of deposit acquired from such commercial bank are fully insured by the Federal Deposit Insurance Corporation; or (d) commercial paper issued by any Approved Bank (or by the parent company thereof), in each case maturing not more than twelve months after the date of the acquisition thereof.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Approval” means (a) the Borrower and Holder reasonably determined that the Transactions, including any conversion do not constitute a “covered transaction” as such term is defined in the DPA, (b) the Borrower has received written notice from CFIUS that CFIUS has determined that the Transactions, including any conversion do not constitute a “covered transaction” as such term is defined in the DPA, (c) the Borrower and the Holder have received written notice from CFIUS that CFIUS has determined that there are no unresolved national security concerns with the Transactions and has concluded all action under the DPA with respect to the Transactions or (d) if CFIUS has sent a report to the president of the United States requesting the president’s decision with respect to the Transactions, then (i) the president has announced a decision not to take any action to suspend or prohibit the Transactions or (ii) the period under the DPA during which the president may announce the president’s decision to take action to suspend or prohibit the Transactions has expired without any such action being announced, taken or threatened.

“CFIUS Notice” means a joint voluntary notice or declaration prepared by the Borrower and the Holder with respect to the Transactions and submitted to CFIUS in accordance with the DPA.

“Change of Control” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Parent Guarantor, its Wholly Owned Subsidiaries and the employee benefit plans of the Parent Guarantor and its Wholly Owned Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Ordinary Shares representing more than 50.00% of the voting power of the Ordinary Shares;

(b)    the consummation of (A) any recapitalization, reclassification or change of the Ordinary Shares (other than changes resulting from a subdivision or combination) as a result of which the Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Parent Guarantor pursuant to which the Ordinary Shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Consolidated Total Assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any Person other than one of the Parent Guarantor’s Wholly Owned Subsidiaries; provided, however, that a transaction described in this clause (b) in which the holders of all classes of the Ordinary Shares immediately prior to such transaction own, directly or indirectly, more than 50.00% of all classes of Ordinary Shares of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (b);

(c)    the Ordinary Shares cease to be listed on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market, or The Nasdaq Capital Market (or any of their respective successors)

(d)    the shareholders of the Parent Guarantor or the Borrower, as applicable, approve any plan or proposal for the liquidation or dissolution of the Parent Guarantor or the Borrower;

(e)    the Parent Guarantor ceases to directly own 100% of all classes of shares, stock or other forms of equity securities of the Borrower; or

(f)    the Borrower ceases to own, directly or indirectly, 100% of all classes of shares, stock or other forms of equity securities of its Subsidiaries as it owned on the date hereof, in each case, other than pursuant to a transaction expressly permitted by the terms hereof;

provided, however, that a transaction or transactions described in clauses (a), (b) or (c) above shall not constitute a Change of Control if at least 90.00% of the consideration received or to be received by the holders of Ordinary Shares, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with any such transaction or transactions consists of ordinary shares or shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. If any transaction in which the Ordinary Shares are replaced by the securities of another entity occurs, references to the Parent Guarantor in this definition shall instead be references to such other entity. For the avoidance of doubt, the Permitted Domestication shall not constitute a Change of Control.

“Class A Ordinary Shares” means the Parent Guarantor’s Class A Ordinary Shares, par value $0.0001 per share (as such shares may be renamed or reclassified from time to time).

“Class B Ordinary Shares” means the Parent Guarantor’s Class B Ordinary Shares, par value $0.0001 per share (as such shares may be renamed or reclassified from time to time).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of New York, as amended from time to time; provided, that, to the extent that the Code is used to define any term herein or in any other Note Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions relating to such provisions.

“Collateral” means the Article 9 Collateral and the Pledged Collateral, in each case, other than any Excluded Assets.

“Collateral Agent” means Acquiom Agency Services LLC, in its capacity as collateral agent for the holders of Notes (together with its successors and permitted assigns in such capacity).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers, trustees or others that will control the management or policies of such Person.

“Consolidated Coverage Ratio” means, as of any date of determination, the ratio of (a) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters most recently ended prior to the date of such determination for which financial statements have been delivered (or deemed delivered) to the Holders pursuant to the terms of this Note, to (b) Consolidated Interest Expense for such four fiscal quarters.

“Consolidated EBITDA” means, for the Parent Guarantor and its Subsidiaries on a consolidated basis for any Test Period, an amount equal to the sum of (a) Consolidated Net Income of the Parent Guarantor and its Subsidiaries for the Test Period plus (b) without duplication and to the extent deducted (and not added back or excluded) in determining such Consolidated Net Income, the amounts for the Test Period of:

(a)    Consolidated Interest Expense and, to the extent not reflected in such Consolidated Interest Expense, any losses on Hedging Obligations or other derivative instruments, in each case, entered into for the purpose of hedging interest rate risk, net of gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense” pursuant to the definition thereof; plus

(b)    Consolidated Income Tax Expense; plus

(c)    the consolidated depreciation and amortization expense and impairment of the Parent Guarantor and its Subsidiaries on a consolidated basis in accordance with GAAP; plus

(d)    other non-cash expenses, charges or losses (but excluding (A) any non-cash charge, expense or loss in respect of amortization of a prepaid cash item that was included in Consolidated Net Income in a prior period and (B) any non-cash charge, expense or loss that relates to the write-down or write-off of inventory or accounts receivable); provided that if any non-cash charges, expenses or losses referred to in this clause (d) represents an accrual or reserve for potential cash items in any future period, (x) the Parent Guarantor may elect not to add back such non-cash charge, expense or loss in the current period and (y) to the extent the Parent Guarantor elects to add back such non-cash charge, expense or loss, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent paid; plus

(e)    [reserved]; plus

(f)    Consolidated Net Income attributable to non-controlling interests of a Subsidiary (less the amount of any mandatory cash distribution with respect to any non-controlling interest other than in connection with a proportionate discretionary cash distribution with respect to the interest held by the Parent Guarantor or any Subsidiary); plus

(g)    [reserved]; plus

(h)    any fees, out-of-pocket costs, cash charges and other cash expenses made or incurred in connection with the Transactions or in connection with any Investments, dispositions, capital expenditures, issuances of Indebtedness or Equity Interests or the extinguishment of Indebtedness not prohibited hereunder (whether or not successfully consummated); provided that the aggregate amount added back pursuant to this clause (h) for unconsummated transactions shall not exceed $1,000,000 in the aggregate for any Test Period; plus

(i)    any extraordinary, non-recurring, unusual or one-time fees, cash charges and other cash expenses of the Parent Guarantor and its Subsidiaries reducing such Consolidated Net Income, including without limitation non-cash expenses related to any disposition permitted under the Notes; provided that items increasing Consolidated Net Income pursuant to clause (a) of the definition thereof may not be added back pursuant to this clause (i); plus

(j)    any non-cash costs or expenses, including stock compensation expense incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement; plus

(k)    [reserved]; plus

(l)    [reserved]; minus or plus

(m)    any gain or loss (in each case, after any offset) resulting from currency transaction or translation gains or losses, as applicable, and any gains or losses related to currency remeasurements of Indebtedness (including intercompany Indebtedness and currency hedges for currency exchange risk); plus

(n)    charges, losses or expenses that have been indemnified or insured or reimbursed by a third party (including expenses incurred with respect to liability or casualty events or business interruption that are covered by insurance), to the extent such indemnification, insurance or reimbursement is received in cash or reasonably be expected to be paid within 24 months after the incurrence of such charge, loss or expense to the extent not accrued; plus

(o)    with respect to Investments in any Person (other than a Subsidiary of the Parent Guarantor), net gains during such period to the extent received in cash or Cash Equivalents during such period (and not otherwise included in Consolidated Net Income) and non-cash mark-to-market and other non-contractual obligations and adjustments in cash charges or non-cash expenses related to hedging the value of investments as a result of changes to fair value accounting interpretations; minus

(p)    [reserved]; plus

(q)    earn-out obligations and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with any acquisition or other Investment permitted hereunder and paid or accrued during such period; plus

(r)    [reserved]; plus

(s)    all non-cash losses from investments recorded using the equity method.

“Consolidated Income Tax Expense” means, for the Parent Guarantor and its Subsidiaries determined on a consolidated basis, for any period, income tax expense or benefit determined in accordance with GAAP for such period.

“Consolidated Interest Expense” means, for the Parent Guarantor and its Subsidiaries determined on a consolidated basis, without duplication, the cash interest expense and loan fees, net of cash interest income, with respect to Indebtedness of the Parent Guarantor and its Subsidiaries for such period, other than non-recourse Indebtedness, and net cash costs under hedging agreements (other than in connection with the early termination thereof); excluding, in each case:

(a)    amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting);

(b)    interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Obligations or other derivative instruments, including pursuant to FASB Accounting Standards Codification Topic 815, Derivatives and Hedging;

(c)    costs associated with incurring or terminating Hedging Obligations and cash costs associated with breakage in respect of hedging agreements for interest rates;

(d)    commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any non-recourse Indebtedness;

(e)    any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions;

(f)    penalties and interest relating to Taxes;

(g)    accretion or accrual of discounted liabilities not constituting Indebtedness;

(h)    interest expense attributable to a parent company resulting from push-down accounting;

(i)    any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting;

(j)    any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with any acquisition or Investment; and

(k)    annual agency fees paid to any administrative agents, collateral agents and trustees with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto).

For purposes of this definition, interest on a Capital Lease Obligation will be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Lease Obligation or the incremental borrowing rate related to such Capital Lease Obligation, as appropriate, in accordance with GAAP.

“Consolidated Net Income” means, for any Test Period, the net income (or loss) of the Parent Guarantor and its Subsidiaries for the Test Period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income, by excluding, without duplication:

(a)    all extraordinary, non-recurring, unusual or one-time gains or losses;

(b)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(c)    any unrealized gains or losses in respect of any arrangements under Hedging Agreements and losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, arrangements under Hedging Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid);

(d)    any non-cash gain (loss) attributable to the mark-to-market movement in the valuation of Hedging Obligations or other derivative or financial instruments, including pursuant to FASB Accounting Standards Codification Topic 815, Derivatives and Hedging;

(e)    any gains or losses resulting from non-ordinary course dispositions of assets or discontinued operations;

(f)    any gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(g)    any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized upon (i) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Parent Guarantor or any Subsidiary or (ii) the sale of any financial or equity investment by the Parent Guarantor or any Subsidiary;

(h)    [reserved];

(i)    any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments (including deferred financing costs written off and premiums paid);

(j)    non-cash expenses and costs relating to any equity-based incentive plan, including the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements;

(k)    any income (loss) attributable to deferred compensation plans or trusts;

(l)    any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures (provided, in each case, that the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income for the period in which such cash payment was made); and

(m)    any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to goodwill, intangible assets (other than accounts receivable), long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP.

“Consolidated Total Assets” means, as of any date of determination, the total assets, net, reflected on the consolidated balance sheet of the Parent Guarantor and its Subsidiaries as at the end of the most recent fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Coverage Ratio”.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (a) any indebtedness, lease, dividend, letter of credit or other obligation of another, (b) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person and (c) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum liability in respect thereof as determined by the Majority Holders in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Control Agreement” means an agreement, the terms of which are reasonably satisfactory to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations (it being agreed that any agreement that shall require the Collateral Agent to indemnify any institution in its individual capacity shall not be satisfactory to the Collateral Agent), which is executed by the Collateral Agent, the applicable Note Party and the applicable financial institution or securities/investment intermediary, and which (for any foreign jurisdiction, to the extent necessary and customary in the country or other jurisdiction in which such accounts are maintained) perfects the Collateral Agent’s first priority security interest (for its benefit and for the benefit of the Holder Representative and the holders of Notes) in such Note Party’s deposit, securities or commodities accounts maintained as such financial institution or securities/investment intermediary.

“Conversion Cash” means any cash in lieu of fractions of Conversion Shares payable upon conversion pursuant to the terms of this Note.

“Conversion Consideration” means the Conversion Shares and the Conversion Cash.

“Conversion Price” means, as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” initially means 833.33 Class A Ordinary Shares per $1,000 Principal Amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Section 4; provided, further, that whenever this Note refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 maintained by the Borrower and the Holder.

“Conversion Shares” means the Class A Ordinary Shares issued or issuable upon conversion of this Note.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Note Party or that such Note Party otherwise has the right to license, or granting any right to any Note Party under any copyright now or hereafter owned by any third party, and all rights of such Note Party under any such agreement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether or not filed with the USCO or foreign equivalent.

“Daily VWAP” means, with respect to the Class A Ordinary Shares for any Trading Day, the volume-weighted average price per Class A Ordinary Share for such Trading Day as reported by Bloomberg through its “Volume at Price” function in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, or if such volume-weighted average price is unavailable, the market value of one Class A Ordinary Share on such Trading Day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Parent Guarantor.

“Debtor Relief Laws” means Title 11 of the United States Code entitled “Bankruptcy” and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default.

“Depositary” means The Depository Trust Company or its successor.

“Disclosure Letter” means the disclosure letter dated as of the date hereof containing certain information and schedules delivered by the Note Parties to the Holder Representative and the Collateral Agent (as such disclosure letter may be supplemented from time to time in accordance with the terms hereof).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is one year and one day following the Maturity Date; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock referred to in clause (a) above, in each case at any time on or prior to the date that is one year and one day following the Maturity Date.

“DPA” means Section 721 of Title VII of the Defense Production Act of 1950.

“Equity Interests” means, with respect to any Person, the Capital Stock of such Person and all warrants, options or other rights to acquire Capital Stock of such Person, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) under common control with the Borrower or any of its Affiliates within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Note Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Note Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Note Party or any ERISA Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” has the meaning set forth in Section 10(a).

“Excluded Subsidiary” means, as of any date, (a) any Subsidiary that is prohibited or restricted from providing a guarantee of the Note Obligations or granting security in respect thereof by (i) applicable Law or (ii) any contractual obligation with non-affiliated third-parties existing on the Original Issue Date or at the time such Subsidiary becomes a Subsidiary and that was not implemented in contemplation of such Subsidiary becoming a Subsidiary in order to avoid granting a guarantee of the Note Obligations or security, (b) any Immaterial Subsidiary, and (c) any Subsidiary where the Majority Holders and the Borrower agree that the cost of obtaining a guarantee by such Subsidiary would be excessive in light of the practical benefit to the Holders afforded thereby.

“Exempt Accounts” has the meaning set forth in Section 10(a).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Class A Ordinary Shares, the first date on which Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). To avoid doubt, any alternative trading convention on the applicable exchange or market in respect of the Class A Ordinary Shares under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“GAAP” means, as of any date of determination, generally accepted accounting principles as then in effect in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means the Parent Guarantor and each Subsidiary of the Parent Guarantor (other than the Borrower) and their respective successors and assigns, other than any Excluded Subsidiary.

“Guaranty” means, collectively, the guaranty of the Note Obligations by the Guarantors pursuant to this Note.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedging Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedging Agreement.

“Holder Representative” has the meaning set forth in the first paragraph of this Note (together with its successors and permitted assigns in such capacity).

“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower the gross revenue or total assets of which accounts for not more than the lesser of (i) 5.0% of the consolidated gross revenues (after intercompany eliminations) of the Parent Guarantor and its Subsidiaries and (ii) 5.0% of the Consolidated Total Assets (after intercompany eliminations) of the Parent Guarantor and its Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter as reflected on the financial statements for such quarter. If the Immaterial Subsidiaries pursuant to the previous sentence account for, in the aggregate, more than (i) 10.0% of such consolidated gross revenues (after intercompany eliminations) or (ii) 10.0% of the Consolidated Total Assets (after intercompany eliminations), each as described in the previous sentence, then the term “Immaterial Subsidiary” shall not include each such Subsidiary of the Borrower necessary for all Immaterial Subsidiaries to account for not more than 10.0% of the consolidated gross revenues or 10.0% of the Consolidated Total Assets, each as described in the previous sentence.

“Indebtedness” of any Person means without duplication (a) all indebtedness created, assumed or incurred in any manner by the Borrower representing money borrowed (including by the issuance of debt securities, notes, bonds, debentures or similar instruments) and all obligations with respect to deposits or advances of any kind, (b) all obligations of such Person or with respect to letters of credit, bankers’ acceptances and other similar extensions of credit whether or not representing obligations for borrowed money, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, including any earn-out obligations, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and not more than 90 days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such Person including indebtedness of others, (h) all Capital Lease Obligations and Synthetic Lease Obligations of such Person, (i) obligations in respect of Disqualified Stock and (j) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Hedging Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise. The amount of any Indebtedness of any Person in respect of a Hedging Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Hedging Agreement had terminated at the end of such fiscal quarter. In making such determination, if any agreement relating to such Hedging Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined, in each case to the extent that such agreement is legally enforceable in any insolvency proceedings against the applicable counterparty thereof. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer. For the avoidance of doubt, ordinary course operating leases and guarantees thereof shall not constitute Indebtedness.

“Initial Holder” means Tether Investments Limited.

“Insurance/Condemnation Event” means any casualty or other insured damage to, or any taking under the power of eminent domain or by condemnation or similar proceeding of, or any disposition under a threat of such taking of, all or any part of any assets of any Note Party or any Subsidiary thereof.

“Intellectual Property” means all of a Person’s right, title and interest in and to the following: domain names; Copyrights, Trademarks and Patents (including registrations and applications therefor prior to granting, and whether or not filed, recorded or issued); all trade secrets and related rights, including rights to unpatented inventions, know-how and manuals; all design rights; claims for damages by way of past, present and future infringement of any of the rights included above; and all amendments, renewals and extensions of any Copyrights, Trademarks or Patents.

“Intellectual Property Security Agreement” means any short-form Patent Security Agreement, short-form Trademark Security Agreement or short-form Copyright Security Agreement, each in form and substance reasonably satisfactory to the Majority Holders for filing with the USPTO or USCO, as applicable.

“Intercreditor Agreement” means, collectively, any intercreditor agreement entered into from time to time and designated by the Borrower and the Collateral Agent as an “Intercreditor Agreement.”

“Interest Payment Date” means the Maturity Date and each September 15 and March 15 of each year, beginning on September 15, 2024.

“Interest Period” means (i) the period commencing on any Interest Payment Date (or (i) for the Initial Notes and with respect to the initial Interest Period only, commencing on April 12, 2024 and (ii) for any Additional Notes with respect to the initial Interest Period only, commencing on the date of issuance of such Additional Notes) to but excluding the next succeeding Interest Payment Date, (ii) in the case of the last such period, from and including the Interest Payment Date immediately preceding the Maturity Date to, but excluding, the Maturity Date or (iii) in the event of any repurchase or redemption of any Notes, from and including the Interest Payment Date immediately preceding the applicable Change of Control Redemption Date or date of repurchase to, but excluding, such Change of Control Redemption Date or date of repurchase.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Inventory” means “inventory” as defined in the Code, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of any Note Party, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and the applicable Note Party’s books and records relating to any of the foregoing.

“Investment” means, as to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in conformity with GAAP), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any other Person and the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property or assets or business of another Person or assets constituting a business unit, line of business or division of such other Person.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Joinder Agreement” means an agreement substantially in the form of Exhibit A.

“Landlord Subordination and Access Agreement” means an agreement between the applicable Note Party’s landlord(s) and the Collateral Agent that provides the Collateral Agent access to the premises that such Note Party leases from such landlord in a form reasonably satisfactory to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations.

“Last Reported Sale Price” of the Class A Ordinary Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Class A Ordinary Shares on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed. If the Class A Ordinary Shares are not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per Class A Ordinary Share on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Ordinary Shares are not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per Class A Ordinary Share on such Trading Day from a nationally recognized independent investment banking firm selected by the Parent Guarantor.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the legally binding interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, legally binding requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which any Note Party is a party, together with any and all (a) renewals, extensions, amendments, restatements, supplements and continuations thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due or payable thereunder or with respect thereto including damages and payments for past, present or future breach or violations thereof and (c) rights to sue for past, present and future breach or violations thereof.

“Lien” means any pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, encumbrance or other lien in favor of any Person.

“Majority Holders” means, with respect to any date, the holders of Notes representing more than 50% of the aggregate principal amount of the Notes outstanding on such date; provided, at any time that the Initial Holder continues to hold any of the Notes, (i) for purposes of Section 12, “Majority Holders” must include such Initial Holder and (ii) for all other purposes, “Majority Holders” means the Initial Holder.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Class A Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Class A Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Class A Ordinary Shares or in any options contracts or futures contracts relating to the Class A Ordinary Shares.

“Material Adverse Effect” means a material adverse effect on or material adverse developments with respect to (i) the business, operations, properties, assets, financial condition of the Parent Guarantor and its Subsidiaries taken as a whole; (ii) the ability of the Borrower to fully and timely perform its obligations under this Note or (iii) the legality, validity, binding effect or enforceability against the Borrower of this Note.

“Material Foreign Collateral Covenant Breach” means the failure to perfect any security interest in Foreign Collateral (including, without limitation, deposit accounts, security accounts, inventory, intellectual property and equity interests) on or after the first anniversary of the Original Issue Date in accordance with Section 7(k) hereof, to the extent such Foreign Collateral that is not subject to a validly perfected security interest accounts for more than the lesser of (i) 20.0% of the consolidated gross revenues (after intercompany eliminations) of the Parent Guarantor and its Subsidiaries and (ii) 20.0% of the Consolidated Total Assets (after intercompany eliminations) of the Parent Guarantor and its Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter for which financial statements are available prior to the one year anniversary of the Original Issue Date.

“Maturity Date” means April 12, 2028.

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance reasonably satisfactory to Majority Holders and the Collateral Agent, as to its rights, duties and obligations, made by a Note Party in favor of the Collateral Agent for the benefit of the Collateral Agent and the holders of Notes, securing the Note Obligations.

“Multiemployer Plan” means any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) to which the Parent Guarantor, Borrower, any of their respective Subsidiaries or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years has made or been obligated to make contributions.

“Negotiable Collateral” means all letters of credit of which any Note Party is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and any Note Party’s books and records relating to any of the foregoing.

“Net Proceeds” means, with respect to any event, the cash (which term, for purposes of this definition, shall include Cash Equivalents) proceeds (including, in the case of any Insurance/Condemnation Event, insurance, condemnation and similar proceeds) received in respect of such event, including any cash and Cash Equivalents received in respect of any non-cash proceeds, but only as and when received, net of (a) all fees and out-of-pocket costs and expenses incurred in connection with such event by any Note Party or any Subsidiary thereof to Persons that are not Affiliates of the Note Parties or their Subsidiaries (including attorneys’, accountants’ and consultants’ fees, investment banking and advisory fees and underwriting discounts and commissions), (b) the amount of all payments (including in respect of principal, accrued interest and premiums) required to be made by any Note Party or any Subsidiary thereof as a result of such event to repay Indebtedness (other than the Notes) secured by the assets subject thereto, (c) the amount of all payments reasonably estimated to be required to be made by any Note Party or any Subsidiary thereof in respect of purchase price adjustment, indemnification and similar contingent liabilities that are directly attributable to such event or in respect of any retained liabilities associated with such event (including pension and other post-employment benefit liabilities and environmental liabilities) and (d) the amount of all Taxes (including transfer taxes, deed or recording taxes and repatriation taxes or any withholding or deduction) paid (or reasonably estimated to be payable) by any Note Party or any Subsidiary thereof in connection with such event.

“Note Collateral Documents” means, collectively, all Intellectual Property Security Agreements, Mortgages, Control Agreements, Notice and Access Agreements, Landlord Subordination and Access Agreements, each other agreement, instrument or document that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Collateral Agent and the holders of Notes and all financing statements (or comparable documents now or hereafter filed in accordance with the Code or comparable Law) against any Note Party as debtor in favor of the Collateral Agent for the benefit of the Collateral Agent and the holders of Notes, as secured party, as any of the foregoing may be amended, restated, supplemented or modified from time to time.

“Note Documents” means, collectively, the Notes, the Purchase Agreements, the Registration Rights Agreement, the Note Collateral Documents, any Intercreditor Agreement, any Subordination Agreement and any other agreement, document or instrument entered into in connection with the foregoing.

“Note Obligations” means the Obligations of the Borrower and the other obligors (including the Guarantors) under this Note to pay principal, premium, if any, and interest (including all interest accruing after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding, whether or not a claim for such post-petition interest is allowed or allowable in such proceeding) when due and payable, and all other amounts due or to become due under or in connection with the performance of all other Obligations of the Borrower and the Guarantors under the Note Documents, according to the respective terms thereof.

“Note Party” means the Borrower and each Guarantor.

“Notice and Access Agreement” means an agreement between a third-party warehouse, fulfillment center, bailee or similar entity, on the one hand, and the Collateral Agent on the other, that provides the Collateral Agent access to the premises containing a Note Party’s Inventory or other Collateral and otherwise in form and substance reasonably satisfactory to Majority Holders and the Collateral Agent, as to its rights, duties and obligations.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Note Party and its Subsidiaries arising under this Note and any other Note Document or otherwise, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after acceleration of the Obligations or after the commencement by or against any Note Party or any Subsidiary of a Note Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations include the obligation (including guarantee obligations) to pay all principal, interest, penalties, fees, charges, expenses, attorneys’ costs, indemnifications, reimbursements, debts, liabilities and other amounts, and all obligations, covenants, damages and duties of any Note Party and its Subsidiaries arising under any Note Document or otherwise.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Open of Business” means 9:00 a.m., New York City time.

“Opt-In Notice” has the meaning set forth in Section 7(hh).

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares.

“Organizational Documents” means (a) with respect to any corporation or company, its certificate , memorandum and/or articles of incorporation, organization or association, as amended, and its bylaws, as amended, (b) with respect to any limited partnership, its certificate or declaration of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its limited liability company agreement or operating agreement, as amended.

“Original Issue Date” means April 12, 2024.

“Parent Guarantor” means Satellogic Inc., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands (including any and all successors thereto).

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention or designs on which a Patent, now or hereafter owned by any Note Party or that any Note Party otherwise has the right to license, or granting to any Note Party any right to make, use or sell any invention or designs on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Note Party under any such agreement.

“Patents” means all patents, patent applications and like protections including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, whether or not filed with the USPTO or any foreign equivalent.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA or Sections 412 of the Internal Revenue Code or Section 302 of ERISA, and which is or was, within the preceding six years, maintained by the Parent Guarantor, any of its Subsidiaries or any ERISA Affiliate.

“Permitted Domestication” means a transaction for the sole purpose of changing the Parent Guarantor’s jurisdiction of incorporation to domesticate as a corporation under the laws of the United States of America, any State thereof or the District of Columbia, and discontinue in the British Virgin Islands so long as (a) such transaction is in form and substance reasonably acceptable to the Holder and (b) concurrent with the consummation of such transaction, the Parent Guarantor and Borrower take all actions necessary or reasonably requested by the Collateral Agent or the Holders to maintain Collateral Agent’s perfected security interests in the Collateral.

“Permitted Indebtedness” means the following:

(a)    Indebtedness existing on the Original Issue Date and disclosed in Section 2 of the Disclosure Letter;

(b)    Indebtedness in respect of the Initial Notes and any Additional Notes; provided that the aggregate principal amount of outstanding Initial Notes and Additional Notes shall not exceed $50,000,000.00;

(c)    Indebtedness of the Note Parties in respect of purchase money Indebtedness, Capital Lease Obligations, Synthetic Lease Obligations or mortgage financings; provided that the aggregate principal amount of Indebtedness incurred in reliance on this clause (c) shall not (i) exceed $15,000,000 at any one time outstanding and (ii) when aggregated with the aggregate principal amount of Indebtedness incurred under clauses (l) and (n) below, exceed $20,000,000 at any one time outstanding;

(d)    Hedging Obligations (including obligations under Hedging Agreements) entered into in the ordinary course of business by the Parent Guarantor or its Subsidiaries to hedge or mitigate commercial or currency risk and not for any speculative purpose;

(e)    intercompany Indebtedness between and/or among the Parent Guarantor and any of its Subsidiaries or between any of the Parent Guarantor’s Subsidiaries so long as (i) such Indebtedness is evidenced by a master intercompany promissory note in form and substance reasonably acceptable to the Majority Holders pledged in favor of Collateral Agent and (ii) all such Indebtedness of any Note Party owed to any Subsidiary that is not a Note Party shall be unsecured and subordinated to the Note Obligations on terms acceptable to the Majority Holders;

(f)    Indebtedness incurred as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business;

(g)    Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts, surety or performance bonds and similar instruments issued for the Parent Guarantor’s account or the account of any of the Parent Guarantor’s Subsidiaries in order to provide security for (i) workers’ compensation claims, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance, payment obligations in connection with self-insurance or similar requirements, and (ii) tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, court costs, bids, government contracts, performance bonds or other obligations of a like nature;

(h)    Indebtedness arising from agreements of the Parent Guarantor or any of its Subsidiaries providing for the indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case incurred or assumed with the acquisition or disposition of any business, assets or Capital Stock of the Parent Guarantor or any of its Subsidiaries, other than, in the case of any such disposition by the Parent Guarantor or any of its Subsidiaries, guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock;

(i)    Indebtedness incurred by the Parent Guarantor or any of its Subsidiaries consisting of (i) the financing of insurance premiums in the ordinary course of business or (ii) take-or-pay obligations contained in supply agreements in the ordinary course of business;

(j)    Indebtedness incurred by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business arising from treasury, payment processing services, cash pooling, depository, over-draft and Bank Services, in each case provided by a third party bank and not Indebtedness for borrowed money;

(k)    to the extent constituting Indebtedness, Indebtedness representing any taxes, assessments or governmental charges which are not overdue for a period of more than 60 days or which are being contested in good faith and adequate reserves have been provided therefor in conformity with GAAP;

(l)    Indebtedness of a Person existing at the time such Person was acquired by the Parent Guarantor or became a Subsidiary or assets were acquired from such Person; provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Parent Guarantor nor any of its Subsidiaries other than the Person (and its Subsidiaries) or assets acquired has any liability or obligation with respect to such Indebtedness or is subject to any Lien with respect to such Indebtedness, and (iii) the aggregate principal amount at any time outstanding of Indebtedness under this clause (l) shall not, when aggregated with the aggregate principal amount of Indebtedness incurred under clause (c) above and clause (n) below, exceed $20,000,000 at any one time outstanding;

(m)    customer deposits and advance payments received in the ordinary course of business from customers or vendors for goods or services purchased in the ordinary course of business;

(n)    Indebtedness in the form of (i) guarantees of loans and advances to officers, directors and employees of the Parent Guarantor or any of its Subsidiaries, and (ii) reimbursements owed to officers, directors and employees of the Parent Guarantor or any of its Subsidiaries; provided that the aggregate principal amount of Indebtedness incurred in reliance on this clause (n) shall not (I) exceed $5,000,000 at any one time outstanding and (ii) when aggregated with the aggregate principal amount of Indebtedness incurred under clauses (c) and (l) above, exceed $20,000,000 at any one time outstanding;

(o)    [reserved];

(p)    Indebtedness incurred in connection with judgments, writs, orders, decrees, attachments or awards that do not constitute an Event of Default;

(q)    Guarantees by the Parent Guarantor or any Subsidiary of Indebtedness or any Permitted Indebtedness (other than under this clause (q)); provided that if the Permitted Indebtedness being guaranteed is subordinated to the Note Obligations, such Guarantee shall be subordinated to the Guarantee of the Note Obligations on terms at least as favorable to the Holders as those contained in the subordination of such Indebtedness;

(r)    [reserved];

(s)    Permitted Refinancing Indebtedness; and

(t)    so long as no Event of Default has occurred or is continuing or would result from the incurrence thereof, Indebtedness not otherwise permitted hereunder in an aggregate principal amount, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (t) and then outstanding, does not at any one time outstanding exceed $10,000,000.

“Permitted Investments” means the following:

(a)    Investments existing on the Original Issue Date disclosed in Section 1 of the Disclosure Letter and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Original Issue Date; provided that the amount of any such Investment may be increased as otherwise permitted hereunder;

(b)    any Investment (i) by any Note Party in any other Note Party (other than Parent Guarantor), (ii) by any Subsidiary that is not a Note Party in any Note Party (other than Parent Guarantor) or any other Subsidiary that is not a Note Party, or (iii) in any of Parent Guarantor’s Subsidiaries and existing on the Original Issue Date;

(c)    any Investment in cash and Cash Equivalents;

(d)    any Investment made as a result of the receipt of non-cash consideration from a Transfer that was made pursuant to and in compliance with Section 7(p) or from a Permitted Transfer;

(e)    any Investments to the extent made in exchange for the issuance or sale of any equity security of the Parent Guarantor or its Subsidiaries (other than Disqualified Stock);

(f)    any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent Guarantor or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes;

(g)    Hedging Obligations permitted hereunder;

(h)    advances to officers, directors, consultants and employees in the ordinary course of business for travel, entertainment, relocation and analogous ordinary business purposes in an amount not to exceed $250,000 at any one time outstanding;

(i)    [reserved];

(j)    guarantees of Indebtedness permitted under clause (q) of the definition of Permitted Indebtedness;

(k)    receivables owing to the Parent Guarantor or any of its Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation and other pledges and deposits, if created, acquired or entered into in the ordinary course of business;

(l)    advances, loans, rebates and extensions of credit (including the creation of receivables and endorsements for collection and deposit) to suppliers, lessors, licensors, licensees, distributors, advisors, hosts, producers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(m)    with respect to any Person acquired in accordance with the terms of the Note Documents, Investments of such Person existing at the time such Person was acquired by the Parent Guarantor or became a Subsidiary or assets were acquired from such Person; provided that (i) such Investment was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets and (ii) neither the Parent Guarantor nor any of its Subsidiaries other than the Person (and its Subsidiaries) or assets acquired has any liability or obligation with respect to such Investment;

(n)    stock, obligations or securities received in satisfaction of judgments and any renewal or replacement thereof;

(o)    [reserved];

(p)    other Investments in any Person having an aggregate fair market value (measured on the Original Issue Date for any Investments existing on the Original Issue Date and on the date of investment for each Investment made after the Original Issue Date and in each case and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (p) or clause (t) below, do not, at any time outstanding, exceed $15,000,000, net of any cash return of capital with respect to such Investments received by the Parent Guarantor or any of its Subsidiaries;

(q)    to the extent constituting Investments, (i) lease, utility and other similar pledges and deposits, (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar pledges and deposits, and (iii) guarantees of business obligations owed to landlords, suppliers, customers, franchisees and licensees of the Parent Guarantor and its Subsidiaries, in each case, in the ordinary course of business;

(r)    Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Note;

(s)    the granting of leases, subleases, licenses or sublicenses to others in the ordinary course of business that do not materially adversely interfere in the business of the Parent Guarantor and its Subsidiaries, taken as a whole, and the rights of such parties set forth in such agreements; and

(t)    Investments in joint ventures, corporate collaborations or strategic alliances in the ordinary course of business of the Parent Guarantor or any of its Subsidiaries otherwise permitted by this Note; provided that any such Investments made in reliance on this clause (t) shall not (i) exceed $5,000,000 at any one time outstanding and (ii) when aggregated with the fair market value of Investments made under clause (p) above, exceed $15,000,000 at any one time outstanding.

“Permitted Liens” means the following:

(a)    Liens existing on the Original Issue Date and disclosed in Section 3 of the Disclosure Letter;

(b)    Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, construction contractors’ or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(c)    leases or non-exclusive licenses or non-exclusive sublicenses or subleases as licensor, lessor, sublicensor or sublessor of any of its property;

(d)    Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

(e)    (x) leases, non-exclusive licenses, subleases and non-exclusive sublicenses of real property and other assets which do not materially interfere with the ordinary conduct of the Parent Guarantor or any of its Subsidiaries’ business and other Liens incidental to the conduct of the Parent Guarantor’s or any of its Subsidiaries’ business which do not in the aggregate materially detract from the value of the property or assets subject thereto or interfere with the ordinary conduct of the Parent Guarantor’s or any of its Subsidiaries’ business in a material and adverse respect, (y) encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Parent Guarantor and its Subsidiaries or to the ownership of their properties, which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Parent Guarantor and its Subsidiaries, and (z) rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;

(f)    Liens arising from UCC financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business or other precautionary UCC financing statement filings (or similar filings in other applicable jurisdictions);

(g)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(h)    Liens securing the Notes and any Note Obligations;

(i)    Liens securing purchase money Indebtedness, Capital Lease Obligations, synthetic lease obligations and mortgages permitted under clause (c) of the definition of Permitted Indebtedness; provided that such Liens do not at any time encumber any property or assets other than the property and assets financed thereby (together with any additions, accessions and improvements thereto and the proceeds or distributions thereof);

(j)    Liens (a) on assets or property of the Parent Guarantor or any Subsidiary securing Hedging Obligations or Bank Services permitted under clauses (d) or (j) of the definition of Permitted Indebtedness; (b) that are contractual rights of netting, revocation, refund, chargeback or set-off or, in the case of clause (i) or (ii) below, other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Guarantor or any Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Guarantor or any Subsidiary in the ordinary course of business; (c) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes; and/or (d) (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof;

(k)    customary Liens on insurance proceeds securing financed insurance premiums in the ordinary course of business;

(l)    Liens for Taxes, assessments or governmental charges which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(m)    Liens in favor of the Borrower or any Guarantor;

(n)    Liens securing Indebtedness permitted under clause (s) (provided that any such new Lien for Permitted Refinancing Indebtedness is limited to property and assets that secured or, under the written agreements pursuant to which the original Liens arose, could secure the Permitted Refinancing Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof)) of the definition of “Permitted Indebtedness”;

(o)    pledges, deposits or Liens under workmen’s compensation laws, payroll taxes, unemployment insurance laws, social security laws or similar legislation, or in connection with bids, tenders, completion guarantees (other than for borrowed money), or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, government contracts, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds, guarantees of government contracts, return-of-money bonds, bankers’ acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business;

(p)    to the extent constituting a Lien, escrow arrangements securing indemnification obligations in connection with an acquisition of a Person or a disposition that is otherwise permitted under this Note;

(q)    Liens (i) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired, which are to be applied against the purchase price for such acquisition; provided that (x) the aggregate amount of such advances shall not exceed the purchase price of such acquisition and (y) the property is acquired within 90 days following the date of the first such advance so made; and (ii) consisting of any agreement, grant or option to sell, transfer or dispose of any property in a disposition of assets, in each case, solely to the extent such acquisition or disposition, as the case may be, would have been permitted on the date of the creation of such Liens;

(r)    non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of the Note Parties’ business;

(s)    [reserved]; and

(t)    Liens securing or otherwise arising out of judgments, decrees, attachments, garnishments, orders, awards or other forms of levies or injunction not giving rise to an Event of Default so long as (a) any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order or award have not been finally terminated, (b) the period within which such proceedings may be initiated has not expired or (c) no more than 60 days have passed after (i) such judgment, decree, attachment, garnishment, order, award or other form of levy or injunction has become final or (ii) such period within which such proceedings may be initiated has expired.

“Permitted Refinancing Indebtedness” means any Indebtedness that refinances then outstanding Indebtedness of any Note Party permitted to be incurred, including Indebtedness that refinances Permitted Refinancing Indebtedness; provided that:

(a)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being refinanced (plus accrued interest and premium (including tender premiums) thereon, any committed or undrawn amounts associated with, original issue discount on, and underwriting discounts, fees, commissions and expenses incurred in connection with, such refinancing);

(b)    such outstanding Indebtedness is refinanced substantially concurrently with receipt of the proceeds from such Permitted Refinancing Indebtedness;

(c)    other than with respect to outstanding Indebtedness being refinanced that is of the type permitted by clause (d) of the definition of “Permitted Indebtedness”, Indebtedness of a type that does not have a scheduled maturity date, such Permitted Refinancing Indebtedness has a scheduled maturity on or after the maturity date of the outstanding Indebtedness being refinanced and at least 366 days after the Maturity Date (it being understood that the term “scheduled maturity” as used in this clause does not include a required redemption, repayment, prepayment or repurchase of Indebtedness upon the occurrence of an event of default, the occurrence of a change of control, the occurrence of an asset sale, condemnation or casualty event with respect to Indebtedness relating to a Capital Lease or other specified assets, or in the case of convertible notes, the conversion of such notes to equity as at a specified date);

(d)    if the outstanding Indebtedness being refinanced is contractually subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being refinanced;

(e)    no Permitted Refinancing Indebtedness shall have direct or contingent obligors that were not direct or contingent obligors (or that would not have been required to become direct or contingent obligors) in respect of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(f)    the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole (as reasonably determined by the Borrower), than those contained in the agreements governing the Indebtedness being refinanced; and

(g)    if the outstanding Indebtedness being refinanced is secured Indebtedness, such Permitted Refinancing Indebtedness may only be secured by the same property, assets and rights securing the Indebtedness being refinanced, with the same ranking and priority of Liens and payments as the Indebtedness being refinanced.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Pledged Securities” means the Pledged Equity and Pledged Debt.

“Purchase Agreements” means the Purchase Agreement and any Additional Purchase Agreements.

“Real Property Deliverables” means each of the following agreements, instruments and other documents in respect of each Facility, each in form and substance reasonably satisfactory to the Majority Holders:

(a)    a Mortgage duly executed by the applicable Note Party;

(b)    a title insurance policy with respect to each Mortgage;

(c)    a current ALTA survey and a surveyor’s certificate, certified to the Collateral Agent and to the issuer of the title insurance policy with respect thereto by a professional surveyor licensed in the state in which such real property is located and reasonably satisfactory to the Majority Holders;

(d)    a customary opinion of counsel in the state where such Facility is located with respect to the enforceability of the Mortgage to be recorded; and

(e)    to the extent reasonably requested by the Majority Holders, an ASTM 1527-13 Phase I Environmental Site Assessment by an independent firm reasonably satisfactory to Majority Holders with respect to such Facility.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Term SOFR, 5:00 p.m. (New York City time) on any Term SOFR Determination Date, and (2) if the Benchmark is not Term SOFR, the time determined by the Holder Representative (or its designee) in accordance with the Benchmark Replacement Conforming Changes.

“Registration Rights Agreement” means the Registration Rights Agreement, dated April 12, 2024, among the Parent Guarantor and the holders signatory thereto.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Internal Revenue Code.

“Responsible Officer” means the President, Chief Executive Officer, Chief Financial Officer, Head of Finance or Controller of the Borrower.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by U.S. Governmental Authorities (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority.

“Sanctions Target” means any Person: (a) that is the subject or target of any Sanctions; (b) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including the OFAC list of “Specially Designated Nationals and Blocked Persons,” or any similar list maintained by the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant Governmental Authority; (c) located, organized or resident in a country, territory or geographical region which is itself the subject or target of any Sanctions (including, as of the Original Issue Date, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic); or (d) owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c), inclusive.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of SOFR).

“Subordinated Debt” means any unsecured Indebtedness incurred by the Borrower that is subordinated to the Note Obligations pursuant to a Subordination Agreement on terms acceptable to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations.

“Subordination Agreement” means any subordination and intercreditor agreement in form and substance satisfactory to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations, entered into between the Collateral Agent and the other creditor.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Synthetic Lease Obligations” means, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any synthetic lease that would appear on a balance sheet of such Person in accordance with GAAP (consistently applied) if such obligations were accounted for as Capital Lease Obligations.

“Taxes” means taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges imposed under U.S. federal, state, local or any foreign Law (including additions to tax, penalties and interest).

“Term SOFR Determination Date” has the meaning set forth in the definition of “Term SOFR”.

“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Date”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Date; provided that, if Term SOFR determined as provided above shall ever be less than 1.00% per annum, then Term SOFR shall be deemed to be 1.00% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of the Parent Guarantor for which financial statements have been delivered (or deemed delivered) to the Holders pursuant to the terms of this Note.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Note Party or that any Note Party otherwise has the right to license, or granting to any Note Party any right to use any trademark now or hereafter owned by any third party, and all rights of any Note Party under any such agreement.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Person connected with and symbolized by such trademarks, whether or not filed with the USPTO or any foreign equivalent.

“Trading Day” means any day on which (a) trading in the Class A Ordinary Shares generally occurs on the principal U.S. national securities exchange or market on which the Class A Ordinary Shares are then listed or, if the Class A Ordinary Shares are not then listed on a U.S. national securities exchange or market, on the principal other market on which the Class A Ordinary Shares are then traded; and (b) there is no Market Disruption Event. If the Class A Ordinary Shares are not so listed or traded, then “Trading Day” means a Business Day.

“Transactions” means the issuance of the Notes and the application of the proceeds thereof, including the payment of fees and expenses related to the foregoing.

“Transfer” has the meaning set forth in Section 7(p).

“Transfer Agent” means Continental Trust Company, the current transfer agent of the Parent Guarantor, and any successor transfer agent of the Parent Guarantor.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“USCO” means the United States Copyright Office of the Library of Congress.

“USPTO” means the United States Patent and Trademark Office.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

2.        Interest and Maturity.

(a)      Payment of Principal Amount. The Principal Amount of this Note shall be due and payable to the Holder on the earlier of (A) the Maturity Date and (B) the date on which the Principal Amount is otherwise accelerated as provided for under this Note. Except as set forth in Section 2(b) or Section 6, the Borrower may not prepay or redeem all or any portion of the Principal Amount of this Note without the prior written consent of the Holder.

(b)       Mandatory Prepayment.

(i)    Subject to clause (ii) below, if (A) any Note Party or any Subsidiary thereof Transfers any assets or property (other than any Transfer permitted by clauses (i) through (iv) of Section 7(p)) or (B) any Insurance/Condemnation Event in respect of any assets or property of any Note Party or any Subsidiary thereof occurs, in each case which results in the realization or receipt by a Note Party or any Subsidiary thereof of Net Proceeds in excess of $2,000,000, the Borrower shall cause to be prepaid on or prior to the date which is five (5) Business Days after the date of such realization or receipt by such Note Party of such Net Proceeds, an aggregate principal amount of the Notes in an amount equal to 100% of all such Net Proceeds realized or received. Such Net Proceeds shall be applied pro rata among all holders of Notes, and any such prepayment shall be reflected on the Conversion Schedule, containing at a minimum the information shown on Schedule 1 hereto.

(ii)    So long as no Default or Event of Default has occurred and is continuing, with respect to any Net Proceeds realized or received with respect to any Transfer (other than any Transfer permitted by clauses (i) through (iv) of Section 7(p)) or Insurance/Condemnation Event, at the option of the Borrower, the applicable Note Party or Subsidiary may reinvest an amount equal to all or any portion of such Net Proceeds to replace the assets or property Transferred or subject to such Insurance/Condemnation Event, as applicable, with assets or property that are substantially similar to such assets or property within (A) six (6) months following receipt of such Net Proceeds or (B) if the applicable Note Party or Subsidiary enters into a legally binding commitment to reinvest such Net Proceeds to replace such assets or property within six (6) months following receipt thereof, ninety (90) days after the six (6) month period that follow receipt of such Net Proceeds; provided that if any Net Proceeds are not so reinvested by the deadline specified in clause (A) or (B) above, as applicable, or if any such Net Proceeds are no longer intended to be or cannot be so reinvested, any such Net Proceeds shall be applied to the prepayment of the Notes as set forth in Section 2(c)(i).

(iii)    Notwithstanding anything herein to the contrary, each holder of Notes shall of the option to waive the prepayment requirement contemplated by this Section 2(b).

(c)      Interest. This Note shall bear interest on the aggregate unconverted Principal Amount then outstanding of this Note semiannually in arrears at the Applicable Interest Rate from the Original Issue Date (or in the case of any Additional Notes issued after the Original Issue Date, the issue date of such Additional Notes) or the most recent Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date. Upon the occurrence and during the continuation of any Event of Default, the aggregate unconverted Principal Amount then outstanding shall thereafter, automatically bear interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) at the rate otherwise applicable thereto, plus 4.00% per annum. Payment or acceptance of the increased rate of interest provided for in this paragraph is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Holder Representative, the Collateral Agent, the Holder or the holders of the other Notes. Interest on this Note (including additional interest due upon an Event of Default) is payable semi-annually in arrears on each Interest Payment Date.

(d)      Prepayment Premium. In the event that all or any portion of the Principal Amount is accelerated prior to the Maturity Date as a result of an Event of Default, a prepayment premium shall be paid at the time of such acceleration in the amount of 5% of the greater of (i) the outstanding Principal Amount of such Note, and (ii) the amount the Holder would have received in respect of the Conversion Consideration assuming the conversion occurred on the date of such acceleration.

(e)      Interest and Payment Provisions. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30 day months. Interest hereunder will be paid to the initial Holder or, if the Borrower has received notice of any transfer thereof signed by the initial Holder or any successive Holders, to the Person in whose name this Note is registered on the Note Register. Except as otherwise provided herein, all payments under this Note shall be made in lawful money of the United States of America and in immediately available funds. Each such payment must be received by the Holder not later than 2:00 p.m., New York City time, on the date such payment becomes due and payable. Any payment received by the Holder after such time will be deemed to have been made on the next following Business Day and such extension of time shall be reflected in computing interest. If a payment under this Note otherwise would become due and payable on a Saturday, Sunday or legal holiday, the due date thereof shall be extended to the next day which is not a Saturday, Sunday or legal holiday, and interest shall be payable thereon during such extension. Except as otherwise provided in this Note, all amounts due under this Note shall be payable without defense or counterclaim. All payments under this Note shall be subject to any deduction or withholding as required by applicable law. Each Holder of a Note, if reasonably requested by the Borrower, shall deliver documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not and to what extent the Holder is subject to withholding, backup withholding, or information reporting requirements.

(f)      Ranking. The Notes shall be pari passu in right of payment with respect to each other. All payments (other than payments in respect of a conversion of Notes) to the holders of the Notes (including the Holder) shall be made pro rata among the holders based upon the aggregate unpaid principal amount and accrued interest of the Notes outstanding as of one Business Day immediately prior to any such payment. The Borrower shall not make, and no holder of Notes shall accept, any payment (other than payments in respect of a conversion of Notes) except as shall be shared ratably between the holders of the Notes so as to maintain as near as possible the amount of the indebtedness owing under the Notes pro rata according to the holders’ respective proportionate interest in the amount of Notes Obligations owed as of the date immediately prior to such payment or payments. If one holder of the Notes obtains any payment (whether voluntary, involuntary or by offset or otherwise, but not including any payments in respect of a conversion of Notes) of principal, interest or other amount with respect to the Notes in excess of such holder’s pro rata share of such payments obtained by all holders of the Notes, then the holder receiving such payment in excess of its pro rata share shall return to the Borrower, for distribution to each of the other holders, an amount sufficient to cause all holders of the Notes to receive their respective pro rata shares of any payment of principal, interest or other amounts with respect to the Notes.

3.        Registration of Transfers and Exchanges.

(a)    Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

(b)      Reliance on Note Register. The Initial Holder is listed herein. The Borrower shall maintain a copy of each transfer and a register for the recordation of the names and addresses of the applicable holders of the Notes, and the principal amounts (and stated interest) of the Notes held by each holder pursuant to the terms hereof from time to time (the “Note Register”). The Borrower, the Holder Representative and the holders shall treat each Person whose name is recorded in the Note Register pursuant to the terms hereof as a holder for all purposes of the Notes. The Note Register shall be available for inspection by the Holder Representative upon reasonable prior notice. Prior to due presentment for transfer to the Borrower of this Note, the Borrower and any agent of the Borrower may, upon receipt of appropriate signed notice from the Person previously listed on the Note Register as owner hereof, treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Borrower nor any such agent shall be affected by notice to the contrary.

4.        Conversion.

(a)      Right to Convert. Following CFIUS Approval and subject to and upon compliance with the provisions of this Section 4, the Holder of this Note shall have the right, at the Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of this Note at any time prior to the close of business on the second Trading Day immediately preceding the Maturity Date, into the Conversion Consideration at the Conversion Rate. For the avoidance of doubt and notwithstanding anything to the contrary herein, this Note shall not be convertible, and neither the Parent Guarantor nor the Borrower shall have any obligation to deliver the Conversion Consideration, prior to CFIUS Approval. Notwithstanding the foregoing or anything herein to the contrary, in the event CFIUS Approval already has been obtained, but changed circumstances make an additional filing mandatory under the DPA prior to the delivery of the Conversion Consideration, then new CFIUS Approval shall be obtained, and neither the Parent Guarantor nor the Borrower shall have any obligation to deliver the Conversion Consideration, prior to such new CFIUS Approval.

(b)    Notwithstanding anything to the contrary in this Note (including Section 4(a)), the Holder will not be entitled to receive Class A Ordinary Shares upon conversion of Notes and no conversion of Notes shall take place, to the extent (but only to the extent) that such receipt (or conversion or payment) would cause the Holder to beneficially own Class A Ordinary Shares representing 50.0% or more of the outstanding Ordinary Shares (the “Beneficial Ownership Limitation”). For purposes of this Section 4(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, and a determination as to any “group” status shall be determined in accordance with Section 13(d) of the Exchange Act. Any purported delivery of Class A Ordinary Shares upon conversion of this Note shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the Holder exceeding the Beneficial Ownership Limitation in violation of this Section 4(b).

(c)          Conversion Procedures; Mechanics of Conversion.

(i)    Generally. To convert all or a portion of the Note, the Holder will deliver to the Borrower a Notice of Conversion, substantially in the form attached as Annex A (each, a “Notice of Conversion”), specifying the portion of the Principal Amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire Principal Amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding Principal Amount of this Note in an amount equal to the applicable conversion. The Holder and the Borrower shall maintain a Conversion Schedule, containing at a minimum the information shown on Schedule 1 hereto, and showing historically, among other things, the principal amounts converted and the date of such conversions.

(ii)    Delivery of Certificates Upon Conversion. Not later than five (5) Trading Days after a Conversion Date (the “Share Delivery Date”): (a) the Parent Guarantor will issue to the Holder the Conversion Shares issuable pursuant to this Section 4; and (b) the Borrower shall pay to the Holder the Conversion Cash (if any) payable pursuant to any conversion pursuant to this Section 4. All Conversion Shares required to be issued by the Parent Guarantor under this Section 4 shall be issued in book-entry form through the facilities of the Depositary and shall bear a restrictive legend in the following form, as appropriate:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES FOR THE BENEFIT OF SATELLOGIC INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THESE SECURITIES OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT: (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF; (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; OR (D) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (C) OR (D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS OF COUNSEL OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale by persons who are not affiliates (as defined in Rule 144) (and have not been affiliates at any time during the prior three months) under Rule 144, subject to current public information requirements, but without any requirements as to volume, manner of sale or notice under the Securities Act, the Parent Guarantor, upon request and at the sole cost and expense of the Parent Guarantor, shall obtain a legal opinion to allow for such sales under Rule 144, but only if the holder is not an affiliate (and has not been an affiliate at any time during the prior three months) of the Parent Guarantor and current public information as contemplated by Rule 144 is available (or not required for sales under Rule 144); provided that the Holder may be required to execute and deliver a customary representation letter to the Parent Guarantor and the Transfer Agent.

(iii)    Effect of Conversion; Holder of Record of Conversion Shares. Assuming there is no Default in the delivery of any portion of the Conversion Consideration due pursuant to this Section 4, upon conversion of any portion of this Note, as of the Close of Business on the Conversion Date for such conversion, (A) the converted portion of this Note will be deemed to cease to be outstanding and (B) the Person in whose name any Conversion Share is issuable in connection with such conversion will be deemed to be the holder of record of such Conversion Share.

(iv)    Failure to Issue Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not issued to or as directed by the applicable Holder by the Share Delivery Date as contemplated by Section 4(c)(ii), the Holder shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Borrower shall promptly return to the Holder any original Note delivered to the Borrower and the Holder shall promptly return to the Parent Guarantor or the Borrower any portion of the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion.

(v)    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Borrower shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable Conversion Price or cause the Parent Guarantor to round up to the next whole share.

(vi)    Transfer Taxes and Expenses. The issuance of any certificates for Class A Ordinary Shares on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Borrower shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder so converted and the Borrower shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Borrower the amount of such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

(d)         Adjustments to the Conversion Rate.

(i)      Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(A)    Stock Dividends, Splits and Combinations. If the Parent Guarantor issues solely Class A Ordinary Shares as a dividend or distribution on all or substantially all Class A Ordinary Shares, or if the Parent Guarantor effects a stock split, division of shares, stock combination or combination of shares of the Class A Ordinary Shares (in each case excluding an issuance solely pursuant to an Ordinary Share Change Event, as to which Section 4(g) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split, division of shares, stock combination or combination of shares, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0	=	the number of Class A Ordinary Shares outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split, division of shares, stock combination or combination of shares; and

OS1	=	the number of Class A Ordinary Shares outstanding immediately after giving effect to such dividend, distribution, stock split, division of shares, stock combination or combination of shares.

Any adjustment made under this Section 4(d)(i)(A) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share subdivision or share consolidation, as applicable. If any dividend, distribution, stock split, division of shares, stock combination or combination of shares of the type described in this Section 4(d)(i)(A) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split, division of shares, stock combination or combination of shares, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(B)    Rights, Options and Warrants. If the Parent Guarantor distributes, to all or substantially all holders of Class A Ordinary Shares, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 4(d)(i)(C) and 4(d)(vi) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices per Class A Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of Class A Ordinary Shares outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of Class A Ordinary Shares issuable pursuant to such rights, options or warrants; and

Y	=	a number of Class A Ordinary Shares obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Class A Ordinary Shares for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

Any increase made under this Section 4(d)(i)(B) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that Class A Ordinary Shares are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of Class A Ordinary Shares actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 4(d)(i)(B) and Section 4(f), in determining whether any rights, options or warrants entitle holders of Class A Ordinary Shares to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices per Class A Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Parent Guarantor receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors in good faith.

(C)    Distributions Other than Spin-Offs. If the Parent Guarantor distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Parent Guarantor, or rights, options or warrants to acquire Capital Stock of the Parent Guarantor or other securities, to all or substantially all holders of Class A Ordinary Shares, excluding:

(1)    dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 4(d)(i)(A) or Section 4(d)(i)(B);

(2)    dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 4(d)(i)(E);

(3)    rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 4(d)(vi);

(4)      Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 4(d)(i)(D);

(5)     a distribution solely pursuant to a tender offer or exchange offer for Class A Ordinary Shares, as to which Section 4(d)(i)(F) will apply; and

(6)      a distribution solely pursuant to an Ordinary Share Change Event, as to which Section 4(g) will apply;

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per Class A Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per Class A Ordinary Share pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount held by the Holder on the record date for such distribution, at the same time and on the same terms as holders of Class A Ordinary Shares, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that the Holder would have received if the Holder had owned, on such record date, a number of Class A Ordinary Shares equal to the Conversion Rate in effect on such record date.

Any increase made under the portion of this Section 4(d)(i)(C) above shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(D)    Spin-Offs. If the Parent Guarantor distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Parent Guarantor to all or substantially all holders of the Class A Ordinary Shares (other than solely pursuant to (x) an Ordinary Share Change Event, as to which Section 4(g) will apply; or (y) a tender offer or exchange offer for Class A Ordinary Shares, as to which Section 4(d)(i)(F) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Class A Ordinary Shares in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per Class A Ordinary Share in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per Class A Ordinary Shares for each Trading Day in the Spin-Off Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the Close of Business on the last Trading Day of the Spin-Off Valuation Period. Notwithstanding anything to the contrary in this Section 4(d)(i)(D), if a Conversion Date occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 4(d)(i)(D) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(E)    Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Class A Ordinary Shares, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per Class A Ordinary Share on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per Class A Ordinary Share in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, the Holder will receive, for each $1,000 Principal Amount held by the Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Class A Ordinary Shares, the amount of cash that the Holder would have received if the Holder had owned, on such record date, a number of Class A Ordinary Shares equal to the Conversion Rate in effect on such record date.

Any increase pursuant to this Section 4(d)(i)(E) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(F)    Tender Offers or Exchange Offers. If the Parent Guarantor or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Class A Ordinary Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per Class A Ordinary Share in such tender or exchange offer exceeds the Last Reported Sale Price per Class A Ordinary Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC	=	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Board of Directors) of all cash and other consideration paid for Class A Ordinary Shares purchased or exchanged in such tender or exchange offer;

OS0	=	the number of Class A Ordinary Shares outstanding immediately before the Expiration Time (including all Class A Ordinary Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of Class A Ordinary Shares outstanding immediately after the Expiration Time (excluding all Class A Ordinary Shares accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per Class A Ordinary Share over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 4(d)(i)(F), except to the extent provided in the immediately following paragraph. The increase to the Conversion Rate under this Section 4(d)(i)(F) shall occur immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation period. Notwithstanding anything to the contrary in this Section 4(d)(i)(F), if the Conversion Date for a Note occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Parent Guarantor being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Class A Ordinary Shares in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Class A Ordinary Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(ii)       No Adjustments in Certain Cases. Notwithstanding anything to the contrary in Section 4(d)(i), neither the Parent Guarantor nor the Borrower will be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 4(d)(i) (other than a stock split, division of shares, stock combination or combination of shares of the type set forth in Section 4(d)(i)(A) or a tender or exchange offer of the type set forth in Section 4(d)(i)(F)) if the Holder participates, at the same time and on the same terms as holders of Class A Ordinary Shares, and solely by virtue of holding this Note, in such transaction or event without having to convert this Note and as if the Holder held a number of Class A Ordinary Shares equal to the product of (A) the Conversion Rate in effect on the related record date and (B) the aggregate Principal Amount on such date.

(iii)     Certain Events. Neither the Parent Guarantor nor the Borrower will be required to adjust the Conversion Rate except as provided in Section 4(d). Without limiting the foregoing, neither the Parent Guarantor nor Borrower will be obligated to adjust the Conversion Rate on account of:

(A)    except as otherwise provided in Section 4(d), the sale of Class A Ordinary Shares for a purchase price that is less than the market price per Class A Ordinary Share or less than the Conversion Price;

(B)    the issuance of any Class A Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent Guarantor’s securities and the investment of additional optional amounts in Class A Ordinary Shares under any such plan;

(C)    the issuance of any Class A Ordinary Shares or options or rights to purchase Class A Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Parent Guarantor or any of its Subsidiaries;

(D)    the issuance of any Class A Ordinary Shares pursuant to any option, warrant, right or convertible or exchangeable security of the Parent Guarantor outstanding as of the Original Issue Date;

(E)    solely a change in the par value of the Class A Ordinary Shares; or

(F)    accrued and unpaid interest, if any, on the Notes.

(iv)         Adjustments Not Yet Effective. Notwithstanding anything to the contrary contained herein, if:

(A)    the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 4(d)(i) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date, as applicable;

(B)    the Conversion Consideration due upon such conversion includes any whole Class A Ordinary Shares; and

(C)    such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Parent Guarantor will, without duplication, give effect to such adjustment on such Conversion Date. In such case, if the date on which the Parent Guarantor is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Parent Guarantor will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(v)        Conversion Rate Adjustments where the Holder Participates in the Relevant Transaction or Event. Notwithstanding anything to the contrary contained herein, if:

(A)    a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 4(d)(i);

(B)    the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;

(C)    the Conversion Consideration due upon such conversion includes any whole Class A Ordinary Shares, in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and

(D)    such shares would be entitled to participate in such dividend or distribution;

then such Conversion Rate adjustment will not be given effect for such conversion and the Class A Ordinary Shares issuable upon such conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such Class A Ordinary Shares had such shares been entitled to participate in such dividend or distribution.

(vi)        Stockholder Rights Plans. If any Class A Ordinary Shares are to be issued upon conversion of this Note and, at the time of such conversion, the Parent Guarantor has in effect any stockholder rights plan, then the Holder will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Class A Ordinary Shares at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 4(d)(i)(C) on account of such separation as if, at the time of such separation, the Parent Guarantor had made a distribution of the type referred to in Section 4(d)(i)(C) to all holders of Class A Ordinary Shares, subject to potential readjustment in accordance with the last paragraph of Section 4(d)(i)(C).

(vii)      Limitation on Effecting Transactions Resulting in Certain Adjustments. The Parent Guarantor will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 4(d)(i) to an amount that would result in the Conversion Price per Class A Ordinary Share being less than the par value per Class A Ordinary Share.

(viii)     Equitable Adjustments to Prices. Whenever any provision of this Note requires the Parent Guarantor to calculate the average of the Last Reported Sale Prices, Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Parent Guarantor will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 4(d)(i)(A) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.

(ix)      Calculation of Number of Outstanding Class A Ordinary Shares. For purposes of Section 4(d)(i), the number of Class A Ordinary Shares outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Ordinary Shares and (ii) exclude Class A Ordinary Shares held in the Parent Guarantor’s treasury (unless the Parent Guarantor pays any dividend or makes any distribution on Class A Ordinary Shares held in its treasury).

(x)      Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made by the Parent Guarantor to the nearest 1/10,000th of a Class A Ordinary Share (with 5/100,000ths rounded upward). The Parent Guarantor shall be responsible for making all calculations called for under or in connection with the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Class A Ordinary Shares, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Parent Guarantor shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders of Notes. Upon written request, the Parent Guarantor shall provide a schedule of its calculations to the Holder Representative, and the Holder Representative is entitled to rely conclusively upon the accuracy of the Parent Guarantor’s calculations without independent verification. The Holder Representative will forward the Parent Guarantor’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Parent Guarantor.

The Holder Representative shall not have any responsibility for making any calculations, for determining amounts to be paid or for monitoring stock price or be charged with any knowledge of or have any duties to monitor any measurement period.

(xi)      Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 4(d)(i), the Parent Guarantor will promptly send written notice to the Holder containing (A) a brief description of the transaction or other event on account of which such adjustment was made; (B) the Conversion Rate in effect immediately after such adjustment; and (C) the effective time of such adjustment.

(e)         Voluntary Adjustments. To the extent permitted by law and applicable stock exchange rules, the Parent Guarantor, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (A) the Board of Directors determines that such increase is either (x) in the best interest of the Parent Guarantor; or (y) advisable to avoid or diminish any income tax imposed on holders of Class A Ordinary Shares or rights to purchase Class A Ordinary Shares as a result of any dividend or distribution of Class A Ordinary Share (or rights to acquire shares) or any similar event; (B) such increase is in effect for a period of at least twenty (20) Business Days; and (C) such increase is irrevocable during such period. If the Board of Directors determines to increase the Conversion Rate pursuant to this Section 4(e), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in this Section 4(e), the Parent Guarantor will send notice to each Holder and the Holder Representative of such increase, the amount thereof and the period during which such increase will be in effect.

(f)         Notice of the Occurrence of Certain Corporate Events. If the Parent Guarantor elects to (I) distribute, to all or substantially all holders of Class A Ordinary Shares, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Class A Ordinary Shares and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Class A Ordinary Shares or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices per Class A Ordinary Share for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 4(d)(i)(B)); or (II) distribute, to all or substantially all holders of Class A Ordinary Shares, assets or securities of the Parent Guarantor or rights to purchase the Parent Guarantor’s securities, which distribution per Class A Ordinary Share has a value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per Class A Ordinary Share on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Parent Guarantor will send notice of such distribution to the Holders and the Holder Representative at least twenty five (25) Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Parent Guarantor becomes aware that such separation or triggering event has occurred or will occur).

(g)         Effect of Ordinary Share Change Event.

(i)       Generally. If there occurs any:

 (A)       the Permitted Domestication;

 (B)      recapitalization, reclassification or change of the Class A Ordinary Shares (other than (x) changes solely resulting from a subdivision or combination of the Class A Ordinary Shares, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits, division of shares, stock combination or combination of shares that do not involve the issuance of any other series or class of securities);

 (C)        consolidation, merger, combination or binding or statutory share exchange involving the Parent Guarantor;

 (D)       sale, lease or other transfer of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any Person; or

 (E)        other similar event,

and, as a result of which, the Class A Ordinary Shares are converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Ordinary Share Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) Class A Ordinary Share would be entitled to receive on account of such Ordinary Share Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note,

(1)         from and after the effective time of such Ordinary Share Change Event, (I) the Conversion Consideration due upon conversion will be determined in the same manner as if each reference to any number of Class A Ordinary Shares in this Section 4 (or in any related definitions) were instead a reference to the same number of Reference Property Units and (II) for purposes of the definition of “Change of Control,” references to “Class A Ordinary Shares” and the Parent Guarantor’s “Ordinary Shares” will be deemed to refer to the Common Equity, if any, forming part of such Reference Property;

(2)         if such Reference Property Unit consists entirely of cash, then (I) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Ordinary Share Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of this Note being converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date and (y) the amount of cash constituting such Reference Property Unit, which shall be payable solely in cash and (II) the Parent Guarantor will settle each such conversion no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3)         for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of Common Equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of Common Equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Parent Guarantor (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per Class A Ordinary Share, by the holders of Class A Ordinary Shares. The Parent Guarantor will notify the Holder of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Ordinary Share Change Event, the Parent Guarantor and the resulting, surviving or transferee Person (if not the Parent Guarantor) of such Ordinary Share Change Event (the “Successor Person”) will execute and deliver to the Holder one or more documents (x) providing for subsequent conversions of this Note in the manner set forth in this Section 4(g); (y) providing for subsequent adjustments to the Conversion Rate pursuant to Section 4(d)(i) in a manner consistent with this Section 4(g); and (z) containing such other provisions that are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 4(g). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such documentation, which will contain such additional provisions, if any, that the Parent Guarantor reasonably determines are appropriate to preserve the economic interests of the Holder.

(ii)     Notice of Ordinary Share Change Events. The Parent Guarantor will provide notice of each Ordinary Share Change Event in the manner provided in Section 4(f).

(iii)    Compliance Covenant. The Parent Guarantor will not become a party to any Ordinary Share Change Event unless its terms are consistent with this Section 4(g).

5.        Repurchase at the Option of the Holder Upon a Change of Control.

(a)        If a Change of Control occurs at any time, the Holder shall have the right, at its option, to require the Borrower to repurchase for cash all or any portion of the Notes, on the date (the “Change of Control Repurchase Date”) specified by the Borrower that is not less than twenty (20) Business Day or more than thirty-five (35) Business Day following the date of the Change of Control Borrower Notice at a repurchase price equal to 105% of the greater of (i) the Principal Amount, plus any accrued and unpaid interest to, but excluding, the Change of Control Repurchase Date, and (ii) the amount the Holder would have received in respect of the Conversion Consideration assuming the conversion occurred on the effective date of the Change of Control ((i) and (ii), the “Change of Control Repurchase Price”).

(b)        Repurchases under this Section 5 shall be made, at the option of the Holder, upon:

(i)    delivery to the Borrower of a duly completed notice (the “Change of Control Repurchase Notice”) in the form set forth in Annex B hereto on or before the close of business on the Business Day immediately preceding the Change of Control Repurchase Date; and

(ii)    if the entire remaining Principal Amount of this Note is being repurchased, delivery of this Note to the Borrower at any time after delivery of the Change of Control Repurchase Notice (together with all necessary endorsements for transfer), such delivery being a condition to receipt by the Holder of the Change of Control Repurchase Price therefor.

Notwithstanding anything herein to the contrary, the Holder shall have the right to withdraw, in whole or in part, such Change of Control Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Borrower in accordance with Section 5(c).

(c)       On or before the twentieth (20th) Business Day after the occurrence of the effective date of a Change of Control, the Borrower shall provide to the Holder a notice (the “Change of Control Borrower Notice”) of the occurrence of the effective date of the Change of Control and of the repurchase right at the option of the Holder arising as a result thereof specifying the following: (i) the events causing the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the Holder may exercise the repurchase right pursuant to this Section 5; (iv) the Change of Control Repurchase Price; (v) the Change of Control Repurchase Date; and (vi) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;. No failure of the Borrower to give the foregoing notice and no defect therein shall limit the Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of this Note pursuant to this Section 5. In addition, notwithstanding the foregoing, in the event the Borrower exercises its redemption right pursuant to Section 6 in connection with a 100% Change of Control and delivers a Change of Control Redemption Notice, Borrower shall have no obligation to deliver the Change of Control Borrower Notice.

(d)       Notwithstanding the foregoing, no Notes may be repurchased by the Borrower on any date at the option of the Holders upon a Change of Control if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Borrower in the payment of the Change of Control Repurchase Price with respect to such Notes).

(e)      To the extent that, as a result of a change in law occurring after the first date on which this Note is issued, the provisions of any applicable securities laws or regulations conflict with the provisions of this Note relating to the Borrower’s obligations to purchase the Notes upon a Change of Control, the Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Note by virtue of such conflict.

(f)         A Change of Control Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Borrower at any time prior to the Close of Business on the Business Day immediately preceding the Change of Control Repurchase Date, specifying the Principal Amount with respect to which such notice of withdrawal is being submitted, and the Principal Amount, if any, that remains subject to the original Change of Control Repurchase Notice.

(g)      The Borrower will set aside, segregate and hold in trust on or prior to 12:00 p.m., New York City time, on the Change of Control Repurchase Date an amount of money, in immediately available funds, sufficient to repurchase all of the Notes to be repurchased at the appropriate Change of Control Repurchase Price. Subject to receipt of Notes, payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Change of Control Repurchase Date) will be made on the Change of Control Repurchase Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register.

(h)        In connection with any repurchase offer, the Borrower will, if required: (i) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; (ii) file a Schedule TO or any other required schedule under the Exchange Act; and (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Borrower to repurchase the Notes; in each case, so as to permit the rights and obligations under this Section 5 to be exercised in the time and in the manner specified in this Section 5.

6.        Optional Redemption Upon a Change of Control.

(a)       Upon the occurrence of a Change of Control described in clause (a) or (b) of the definition thereof, but replacing 50.00% with 100.00% in such clauses (such Change of Control transaction, a “100% Change of Control”), the Borrower may redeem (an “Optional Change of Control Redemption”) for cash all (but not a portion) of the Notes (subject to Section 6(c)) on the Change of Control Repurchase Date at the Change of Control Repurchase Price.

(b)        Redemptions under this Section 6 shall be made, at the option of the Borrower, upon delivery to the Holder of a notice of redemption (the “Change of Control Redemption Notice”) on or before the close of business on the Business Day immediately preceding the Change of Control Repurchase Date. Any Optional Change of Control Redemption may, at the Borrower’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In addition, the Borrower shall have the right to withdraw such Change of Control Redemption Notice at any time on or prior to the Change of Control Redemption Date by delivery of a written notice of withdrawal to the Holder. For the avoidance of doubt, the Borrower shall have no right or obligation to redeem the Notes if the 100% Change of Control does not occur.

(c)       Notwithstanding the foregoing, no Notes may be redeemed by the Borrower upon a 100% Change of Control (i) if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Borrower in the payment of the Change of Control Repurchase Price with respect to such Notes) or (ii) if the Holder delivers a Notice of Conversion at least one (1) Business Day prior to the Change of Control Redemption Date.

(d)      To the extent that, as a result of a change in law occurring after the first date on which this Note is issued, the provisions of any applicable securities laws or regulations conflict with the provisions of this Note relating to the Borrower’s obligations to redeem the Notes upon a 100% Change of Control, the Borrower shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Note by virtue of such conflict.

(e)       The Borrower will set aside, segregate and hold in trust on or prior to 12:00 p.m., New York City time, on the Change of Control Redemption Date an amount of money, in immediately available funds, sufficient to repurchase all of the Notes to be repurchased at the appropriate Change of Control Repurchase Price. Subject to receipt of Notes, payment for Notes to be redeemed will be made on the Change of Control Redemption Date by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register.

7.        Covenants.

(a)      Registration Rights. The Borrower agrees that the Holder is entitled to the benefits of the Registration Rights Agreement. By its acceptance hereof, the Holder will have agreed to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities (as defined in the Registration Rights Agreement).

(b)        Corporate Existence. Subject to Section 8, the Parent Guarantor and the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence and in good standing in its respective jurisdiction of organization or incorporation and maintain qualification in each other material jurisdiction; provided that nothing in this Section 7(b) shall be construed as requiring the Parent Guarantor or the Borrower to maintain its corporate existence in any particular form, such as a corporation, partnership, limited liability company or similar entity.

(c)       Financial Statements, Reports, Certificates. Subject to Section 7(hh), the Borrower shall cause to be delivered the following to the Majority Holder: (i) within forty-five (45) days after the end of each fiscal quarter after the Original Issue Date, consolidated and consolidating financial statements of the Parent Guarantor and its Subsidiaries, including a cash flow statement, income statement and balance sheet for the six-month or three-month period reported; (ii) within one hundred twenty (120) days after the end of each fiscal year of the Parent Guarantor, audited consolidated and consolidating financial statements of the Parent Guarantor and its Subsidiaries in accordance with GAAP, consistently applied, together with a report on the financial statements from an independent certified public accounting firm reasonably acceptable to the Majority Holders; (iii) within sixty (60) days after the end of each fiscal year of the Parent Guarantor, the annual operating budget and financial projections for the subsequent fiscal year; (iv) copies of all statements, reports and notices sent or made available generally by the Parent Guarantor to its security holders and debt holders, promptly following delivery to such holders; (v) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against the Borrower or any Subsidiary that could reasonably be expected to result in damages to the Borrower or any Subsidiary exceeding $3,000,000, fines, penalties or other sanctions by any Governmental Authority, or claims for injunctive or equitable relief that could reasonably be expected to have a Material Adverse Effect; and (vi) other financial information as the Holder may reasonably request from time to time promptly after such request. Notwithstanding foregoing, with respect to clauses (i), (ii), and (iv), filing or furnishing such information pursuant to the Commission’s “EDGAR” system (or any successor electronic filing system) shall be deemed to constitute delivery of such information to the Majority Holder.

(d)       Certificates of Compliance. The Borrower shall deliver to the Majority Holder, together with the financial statements required to be delivered pursuant to Section 7(c)(i) and (ii) (and within the applicable time periods set forth in such Sections), a certificate signed by a Responsible Officer (each a “Compliance Certificate”) certifying as to whether as of the end of such period, the Note Parties were in full compliance with all of the terms and conditions of the Note Documents.

(e)        Notice of Defaults. As soon as possible, and in any event within five (5) Business Days after the discovery of a Default or an Event of Default, the Borrower shall notify the Holder Representative, Collateral Agent and the Holder in writing of the facts relating to or giving rise to such Default or Event of Default and the actions the Note Parties propose to take with respect thereto.

(f)        Maintenance. Each Note Party, at its expense, shall maintain the Collateral in good condition, normal wear and tear and casualty and condemnation excepted, and will comply in all material respects with all Laws to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral, regardless of the cause, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(g)         Insurance.

(i)    Each Note Party shall, and shall cause each of its Subsidiaries to, maintain, at its sole cost and expense, with financially sound and reputable insurance companies not affiliates of the Note Parties or their Subsidiaries, insurance with respect to the Collateral and its and its Subsidiaries’ properties and businesses against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to the Majority Holders.

(ii)    From and after the date that is sixty (60) days after the Original Issue Date (or such longer period as the Majority Holders may agree in their reasonable discretion), all such policies of property insurance shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to the Majority Holders, showing the Collateral Agent for its benefit and the benefit of the Holder Representative and the holders of Notes as a loss payee thereof, and all liability insurance policies shall show the Collateral Agent for its benefit and the benefit of the Holder Representative and the holders of Notes as an additional insured and shall specify that the insurer must give at least thirty (30) days’ notice to the Collateral Agent before canceling its policy for any reason (except for nonpayment, which shall be ten (10) days’ prior notice); provided that the Collateral Agent shall have no obligation or duty to obtain or monitor insurance in respect of the Collateral. Each Note Party shall promptly deliver to the Holder its current copy of such policies of insurance, evidence of the payments of all premiums therefor and insurance certificates and related endorsements thereto, it being understood that any time there is a change or renewal of insurance, it is the Note Parties’ obligation to promptly deliver such materials to the Holder.

(iii)    The Note Parties shall bear the risk of the Collateral being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever at any time.

(h)         Intellectual Property Rights.

(i)    With respect to registration or pending application of each item of its Intellectual Property for which such Note Party has standing to do so, each Note Party agrees to take, at its expense, all reasonable steps, including in the USPTO, the USCO and any other Governmental Authority located in the United States, to pursue the registration and maintenance of each material Patent, Trademark, or Copyright registration or application now or hereafter included in the Intellectual Property of such Note Party that is not an Excluded Asset.

(ii)    No Note Party shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property or Licenses, excluding Excluded Assets, may lapse, be terminated or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, become publicly known).

(iii)    Each Grantor shall take all reasonable steps to preserve and protect each item of its material Intellectual Property and Licenses, including maintaining the quality of any and all products or services used or provided in connection with any of its Trademarks, consistent with the quality of the products and services as of the date hereof, and taking reasonable steps necessary to ensure that all licensed users of any of its Trademarks abide by the applicable License’s terms with respect to standards of quality.

(iv)    Concurrently with the delivery of the Compliance Certificate pursuant to Section 7(d) for the fiscal quarters ending June 30 and December 31, the Note Parties shall give the Holder written notice of: (A) any registration or filing of any United States Trademark, Copyright or Patent by any Note Party or any Subsidiary thereof, including the date of such registration or filing, the registration or filing numbers, the location of such registration or filing, and a general description of such registration or filing; (B) any intent-to-use Trademark application of any Note Party that no longer qualifies as an Excluded Asset; (C) any material change to any Note Party’s or any Subsidiary’s Intellectual Property, but excluding changes to source code, operating manuals and the like made in the ordinary course of business and (E) any Note Party’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of its or any Subsidiary’s material Intellectual Property. Within five (5) Business Days (or such longer period as the Majority Holders may agree in their reasonable discretion) following the delivery of such Compliance Certificate, the applicable Note Parties shall execute and deliver to the Collateral Agent Intellectual Property Security Agreements containing a description of such Intellectual Property (other than any Excluded Asset) in appropriate form for filing and recording in the USPTO or USCO, as applicable, and shall promptly file and record with the USPTO or USCO, as applicable, and provide evidence thereof to the Collateral Agent. For the avoidance of doubt, the provisions hereof shall automatically apply to such Intellectual Property (other than any Excluded Asset) and such Intellectual Property (other than any Excluded Asset) shall automatically constitute Article 9 Collateral hereunder.

(v)    The Collateral Agent (as directed by the Majority Holders) or the Holder may audit the Note Parties’ Intellectual Property to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. The Collateral Agent (as directed by the Majority Holders) and the Holder shall have the right, but not the obligation, to take, at the Note Parties’ sole expense, any actions that any Note Party is required under this Section to take but which such Note Party fails to take, after fifteen (15) days’ notice to the Borrower. The Note Parties shall reimburse and indemnify the Collateral Agent and the Holder for all costs, charges and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in the exercise of its rights under the previous sentence.

(i)       Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Section 7(s) or Section 8, within thirty (30) days (or such longer period as the Majority Holders may agree in their reasonable discretion) of the date that any Note Party forms any direct Subsidiary or acquires (including by division) any direct Subsidiary, in each case, not constituting an Excluded Subsidiary, such Note Party shall (i) cause such new Subsidiary to provide to the Collateral Agent a Joinder Agreement, together with such other Note Documents, all in form and substance reasonably satisfactory to the Collateral Agent, as to its rights, duties and obligations, as applicable (including being sufficient to grant the Collateral Agent, for its benefit and for the benefit of the Holder Representative and the holders of Notes, a Lien (subject to Permitted Liens) in and to the Collateral of such newly formed or acquired Subsidiary), (ii) provide to the Collateral Agent appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (to the extent the same constitutes Collateral), in form and substance reasonably satisfactory to the Collateral Agent, and (iii) provide to the Collateral Agent all other documentation in form and substance reasonably satisfactory to the Collateral Agent that in their opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above, including all documentation and other information which the Collateral Agent may reasonably request with respect to any new Subsidiary that signs and delivers a Joinder Agreement in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT, the USA FREEDOM Act, an IRS Form W-9 or other applicable tax forms.

(j)        Defense of Article 9 Collateral. Each Note Party shall, at its own expense, upon the reasonable request of the Majority Holders, take any and all commercially reasonable actions necessary to defend title to all material amounts of the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien other than Permitted Liens.

(k)        Further Assurances. At any time and from time to time, the Note Parties shall, at their own expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent (as directed by the Majority Holders) or the Majority Holders may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Note and the other Note Documents, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith. Notwithstanding anything to the contrary contained in this Note or any other Note Document, to the extent creation and/or perfection of a security interest in any Collateral maintained, located or titled outside of the U.S. or organized under, or governed by, the Laws of any non-U.S. jurisdiction (“Foreign Collateral”), cannot be achieved by documentation governed by, and actions prescribed under, the Laws of a U.S. jurisdiction, the Note Parties, the Collateral Agent and the Majority Holders shall work in good faith with local counsel following the Original Issue Date to identify and deliver documentation and take actions required under the laws of such non-U.S. jurisdiction to obtain a perfected security interest in such Foreign Collateral prior to the first anniversary of the Original Issue Date (it being understood and agreed that, notwithstanding anything to the contrary contained in this Note or any other Note Document, the Note Parties shall not be required to take any action in, or required by the Laws of, any non-U.S. jurisdiction in order to create or perfect any security interest in any Foreign Collateral (including, without limitation, deposit accounts, security accounts, inventory, intellectual property and equity interests) prior to the first anniversary of the Original Issue Date; provided that, notwithstanding the forgoing, the Note Parties shall deliver a Luxembourg law governed pledge over deposit account number [******] maintained at [******] within sixty (60) days after the date hereof (or such longer period as the Majority Holders may agree in their reasonable discretion). For the avoidance of doubt, all provisions of Section 14 of this Agreement shall apply with equal effect to any actions taken or documents delivered by the Collateral Agent in connection with the taking of security interests in, or the exercise of remedies with respect to, any Foreign Collateral.

(l)        Inventory, Returns. The Note Parties shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between any Note Party and its Account Debtors shall be on the same basis and in accordance with GAAP, consistently applied, or with the usual customary practices of such Note arty, as they exist at the time of the execution and delivery of this Note. Each Note Party shall promptly notify the Holder of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than $100,000.

(m)        Delivery of Third-Party Agreements.

(i)    In the event that any Note Party shall at any time be a party to a lease with respect to any location where $1,000,000 or more of assets will be located, then such Note Party shall, upon the Majority Holder’s request, within sixty (60) days after the date hereof (or, with respect to any lease entered into after the date hereof, within sixty (60) days after the execution of such lease), use commercially reasonable efforts to obtain and deliver to the Collateral Agent a Landlord Subordination and Access Agreement with respect to such lease, in form and substance reasonably satisfactory to the Majority Holders and the Collateral Agent, as to its rights, duties and obligations.

(ii)    Within sixty (60) days following the Majority Holder’s written request, the applicable Note Party shall use commercially reasonable efforts to obtain and deliver to the Collateral Agent a Notice and Access Agreement for any location that contains or any Person that holds greater than $1,000,000.

(iii)    In the event that any Note Party shall at any time own or acquire any fee interest in any real property (wherever located) (each such interest being a “Facility”) with a Current Value (as defined below) in excess of $2,000,000, the Borrower shall promptly so notify the Collateral Agent, setting forth with reasonable specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Note Party’s good-faith estimate of the current value of such real property at the time of such acquisition (for purposes of this Section, the “Current Value”). The Collateral Agent (at the direction of the Majority Holders) shall notify the Borrower or the applicable Note Party whether it intends to require a Mortgage (and any other Real Property Deliverables) with respect to any such Facility with a Current Value in excess of the amount specified above. Upon receipt of such notice requesting a Mortgage (and any other Real Property Deliverables), the applicable Note Party shall promptly furnish the same to the Collateral Agent within ninety (90) days (or such longer period as the Majority Holders may agree in their reasonable discretion) of such Note Party’s receipt of such notice. The Note Parties shall pay all reasonable fees and out-of-pocket expenses, including reasonable and documented attorneys’ fees and expenses, and all customary and reasonable title insurance charges and premiums, in connection with its obligations under this Section 7(m)(iii).

(n)         Inspections and Rights to Consult with Management. The Collateral Agent (as directed by the Majority Holders) or a representative of the Majority Holders (through any of their officers, employees or agents) shall have the right, upon reasonable prior written notice, from time to time during the Note Parties’ usual business hours but no more once per 365 consecutive day period at the expense of the Note Parties (unless an Event of Default has occurred and is continuing), to inspect the Note Parties’ books and records and to make copies thereof and to check, test and appraise the Collateral in order to verify the Note Parties’ financial condition or the amount, condition of, or any other matter relating to, the Collateral. In addition, each Note Party shall permit any representative that the Holder or the Collateral Agent authorizes, including attorneys and accountants, to meet, at reasonable times and upon reasonable written notice, with management and officers of the Note Parties no more than once per calendar quarter (unless an Event of Default is continuing, in which case no such restriction on the frequency of meetings shall apply).

(o)        Deposit Accounts/Securities Accounts. Except with respect to Deposit Accounts permitted without a Control Agreement pursuant to Section 7(u), prior to opening or acquiring any Deposit Account or Securities Account after the Original Issue Date, each Note Party shall first notify the Collateral Agent and shall not deposit any funds or securities into such account until such account is subject to a Control Agreement in favor of the Collateral Agent (or, to the extent such account is not maintained in the United States, such other arrangement reasonably acceptable to the Collateral Agent and Majority Holders), whereupon, such Note Party shall update the Disclosure Letter to include such new account.

(p)        Disposal of Assets. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, convey, sell, lease, license, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Inventory in the ordinary course of business (including with respect to consignment arrangements with respect to such Inventory); (ii) Transfers of surplus, worn-out or obsolete Equipment; (iii) uses of cash and Cash Equivalents not prohibited under this Note or the other Note Documents, (iv) Transfers consisting of or made in connection with Permitted Liens and Permitted Investments, or (v) other assets of the Parent Guarantor or its Subsidiaries that do not in the aggregate exceed $1,000,000 in any fiscal year for fair market value (collectively, the “Permitted Transfers”).

(q)        Liens/Negative Pledge. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien with respect to any of its property, except for Permitted Liens, or enter into any agreement with any Person other than the holders of Notes or the Collateral Agent that prohibits such Note Party or Subsidiary from granting a security interest in, or otherwise encumbering, any of its property, or from paying dividends or making distributions or payments on account of or in redemption, retirement or purchase of any of its Capital Stock, except for restrictions by reason of customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in purchase money financing arrangements, leases, subleases or licenses in the ordinary course of business (provided that such restrictions are limited to the agreement itself or the property or assets secured by such Liens or the property or assets subject to such arrangements, leases, subleases or licenses, as the case may be).

(r)        Indebtedness. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, create, incur, assume or suffer to exist (collectively, an “Incurrence”) any Indebtedness other than Permitted Indebtedness, unless immediately after giving effect to such Incurrence, on a pro forma basis, Parent Guarantor’s Consolidated Coverage Ratio is at least 2.00 to 1.00.

(s)         Restricted Payments.

(i)    The Parent Guarantor shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to:

(A)    declare or pay any dividend or make any other payment or distribution on or in respect of the Parent Guarantor or any of its Subsidiary’s Capital Stock (excluding any such payment in connection with any merger or consolidation involving the acquisition by the Parent Guarantor or any of its Subsidiaries of such Person and/or its assets), except dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or the proceeds thereof of the Parent Guarantor or such Subsidiary and except dividends or distributions payable solely to the Parent Guarantor or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to its other Capital Stock holders on a pro rata basis with respect to the class of Capital Stock on which such dividend or distribution is made, or on a basis that results in the receipt by the Parent Guarantor or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis);

(B)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent Guarantor) any of the Parent Guarantor’s Capital Stock; or

(C)    make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any other Indebtedness of the Parent Guarantor or any Subsidiary that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Parent Guarantor and any of its Subsidiaries), except pursuant to the terms of the applicable subordination agreement;

(all such payments and other actions set forth in these clauses (A) through (C) above being collectively referred to as “Restricted Payments”).

(ii)    Notwithstanding anything to the contrary therein, this Section 7(s) will not prohibit:

(A)    the purchase, redemption or other acquisition or retirement for value of Equity Interests (x) deemed to occur upon the exercise or conversion of stock options, restricted stock, restricted stock units, warrants, convertible notes or similar rights to acquire Equity Interests to the extent that such Equity Interests represents all or a portion of the exercise, exchange or conversion price of those stock options, restricted stock, restricted stock units, warrants, convertible notes or similar rights, or (y) made in lieu of payment of withholding taxes in connection with the vesting of Equity Interests or any exercise or exchange of stock options, restricted stock, restricted stock units, warrants, convertible notes or similar rights to acquire such Equity Interests;

(B)    the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the substantially concurrent contribution to the Ordinary Shares or from the substantially concurrent sale (other than to a Subsidiary of the Parent Guarantor) of, the Parent Guarantor’s Equity Interests (other than Disqualified Stock that is not Permitted Refinancing Indebtedness);

(C)    the payment of cash, dividends, distributions, advances or other payments by the Parent Guarantor or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares;

(D)    the conversion, redemption, repurchase or retirement of Class B Ordinary Shares pursuant to the terms thereof so long as such conversion, redemption, repurchase or retirement is cashless; and

(E)    the making of cash payments in connection with any conversion, redemption, repurchase or retirement for value of the Notes pursuant to the terms of this Note.

(t)       Payments of Other Indebtedness. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Debt (it being understood that payments of regularly scheduled interest and mandatory prepayments under any such Subordinated Debt shall not be prohibited by this clause, so long as such payments do not violate the subordination provisions of the Subordination Agreement applicable thereto), Indebtedness secured by a Lien that is junior to the Liens securing the Notes, or any unsecured Indebtedness in an aggregate principal amount in excess of $2,500,000.

(u)      Deposit Accounts and Securities Accounts. From and after the date that is sixty (60) days (or such longer period as the Majority Holders may agree in their reasonable discretion) after the Original Issue Date, no Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, maintain any Deposit Accounts or Securities Accounts except accounts respecting which the Collateral Agent has obtained a Control Agreement (or, to the extent such account is not maintained in the United States, such other arrangement reasonably acceptable to the Collateral Agent and Majority Holders); provided however, that the Borrower may maintain Exempt Accounts without them being subject to a Control Agreement.

(v)        Inventory. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, store Inventory or other tangible Collateral with a bailee, warehouseman or other third party where the aggregate amount of Inventory or other tangible Collateral with such bailee, warehouseman or other third party shall be in excess of 15% of the Borrower’s Inventory for a period of ninety (90) days or longer (other than those entities for which the applicable Note Party has delivered a Notice and Access Agreement pursuant to Section 7(m)(ii)).

(w)       Reservation of Shares; Listing. The Parent Guarantor covenants that it will at all times reserve and keep available out of its authorized and unissued Class A Ordinary Shares a sufficient number of Class A Ordinary Shares for the sole purpose of issuance upon conversion of this Note, free from taxes, liens and charges with respect to the issuance thereof. The Parent Guarantor covenants that all Class A Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, with the holder being entitled to all rights accorded to a holder of Class A Ordinary Shares. If the Class A Ordinary Shares are then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Parent Guarantor will cause each Class A Ordinary Share issued pursuant to the terms of this Note to be admitted for listing on such exchange or quotation on such system.

(x)      Covenant to Seek CFIUS Approval. Upon written request from Holder, the Borrower and Holder will use their commercially reasonably efforts to obtain CFIUS Approval as promptly as practical following Borrower’s receipt of such request. Such commercial reasonable efforts shall include:

(i)    Preparing and submitting to CFIUS a draft CFIUS Notice as promptly as possible and submitting a formal CFIUS Notice pursuant to the DPA as soon as practicable or, if applicable, after receipt and resolution of any questions or comments on such draft CFIUS Notice;

(ii)    providing any supplemental information and other related information requested by CFIUS pursuant to the DPA as soon as practicable (and, in any case, within the time periods allotted); provided, however, that either party, after consultation with the other party, may request in good faith an extension of time pursuant to the DPA to respond to CFIUS requests for follow up information;

(iii)    cooperating in all respects and consulting with each other in connection with the CFIUS Notice, including by allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, subject to redactions for business confidential information;

(iv)    to the extent not prohibited by CFIUS, promptly informing the other party of any communication received by such party from, or given by such party to, CFIUS, including by promptly providing copies to the other party of any such written communications;

(v)    permitting the other party to review in advance any substantive communication that it gives to, and consult with each other in advance of any conference, meeting, or substantive telephone call with CFIUS, and to the extent not prohibited by CFIUS, providing the other party the opportunity to attend and participate in any conference, meeting, or substantive telephone call with CFIUS; and

(vi)    to the extent any actions are necessary to obtain CFIUS Approval, including taking any and all such actions and providing any assurances as may be required, requested or imposed by CFIUS (including offering, proposing, negotiating, entering into, and effecting a mitigation agreement, letter of assurance, national security agreement, or other similar arrangement or agreement) to address any national security risks arising out of the Transactions (“Remedial Actions”), Borrower, Holder, and the Majority Holders will work together in good faith to undertake such actions and make any amendments or modifications to Holders rights under this Note and any other Note Document as are required in order to obtain CFIUS Approval (such amendments or modifications, the “CFIUS Amendments”); provided, that for the avoidance of doubt, in no event shall the CFIUS Amendments adversely impact any rights of Parent Guarantor or any of its Subsidiaries under this Note or any other Note Document or impose additional obligations or burdens on, or otherwise interfere with the normal operations of, Parent Guarantor or any of its Subsidiaries.

(y)     Compliance with Laws. Each Note Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable federal and state statutes, laws, ordinances and government rules and regulations to which it or its operations is subject. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, (i) become an investment company under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of the Notes for that purpose; (ii) except as could not be reasonably expected to have a Material Adverse Effect, fail to meet the minimum funding requirements of ERISA with respect to any Pension Plan or permit a Reportable Event (within the meaning of Section 4043(c) of ERISA) or a Prohibited Transaction (as such term is defined in Section 4975 of the Internal Revenue Code) to occur; or (iii) fail to comply in any material respect with the Federal Fair Labor Standards Act or violate any other Law or regulation in any material respect.

(z)    Taxes. Each Note Party shall, and shall cause each of its Subsidiaries to, make due and timely payment or deposit of all material federal, state and local Taxes, assessments or contributions required of it by Law or imposed on its income or upon any properties belonging to it, and will, upon request, furnish the Holder with proof satisfactory to the Majority Holders indicating that each Note Party and each Subsidiary thereof has made such payments or deposits; provided that the Note Parties and their Subsidiaries need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is fully reserved against by the Note Parties and their Subsidiaries.

(aa)    Privacy and Data Security. Each Note Party shall, and shall cause each of its Subsidiaries to, at all times, remain in compliance in all material respects with all applicable United States and international privacy and data security laws and regulations, including the European Union General Data Protection Regulation, Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 of the European Parliament and the Council of the European Union and all regulations promulgated thereunder.

(bb)    Chief Executive Office; Location of Collateral. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, change its jurisdiction of organization or incorporation, chief executive office or principal place of business or remove or cause to be removed, except in the ordinary course of its business, any material portion of the Collateral or the records concerning any material portion of the Collateral from the premises listed in Section 4 of the Disclosure Letter without ten (10) days (or such shorter period as the Majority Holders may agree in their reasonable discretion) prior written notice to the Collateral Agent; provided that any such removal of any material portion of the Collateral may not be to a jurisdiction for which the Collateral Agent has not received duly executed Note Collateral Documents under the applicable local law without the Majority Holders prior written consent.

(cc)    Investments. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, make any Investment in any Person other than Permitted Investments or any Investment otherwise permitted pursuant to Section 7(s)(ii).

(dd)    Transactions with Affiliates. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of any Note Party after the Original Issue Date except for (i) ordinary course compensatory agreements (including employment agreements and benefit plans) with officers and directors, (ii) transactions that are in the ordinary course of the Note Parties business, on terms no less favorable to the Note Party than would be obtained in an arms length transaction with a Person that is not an Affiliate of a Note Party, (iii) transactions between or among Note Parties, (iv) equity financings with the Parent Guarantor’s investors (or their Affiliates), as permitted hereunder, (v) agreements existing on the Original Issue Date and disclosed in the SEC Reports and (vi) other transactions approved by the Collateral Agent in writing (at the direction of the Majority Holders).

(ee)    Amendments or Waivers of Organizational Documents and Certain Agreements. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, agree to any amendment, restatement, supplement or other modification to, or waiver of any of its rights under, (i) any Subordinated Debt to the extent such amendment, restatement, supplement, modification or waiver could reasonably be expected to be adverse in any material respect to the Holder or (ii) its Organizational Documents, in each case, to the extent such amendment, restatement, supplement, modification or waiver could reasonably be expected to be adverse in any material respect to the Holder.

(ff)    Stock Certificates. For any Subsidiary for which any Note Party’s ownership interest is not evidenced by a certificate, no Note Party shall allow such Subsidiary to certificate such ownership interest without the Majority Holders prior written consent (not to be unreasonably withheld, conditioned or delayed), which, subject to Section 7(k), consent may be conditioned upon requiring such Subsidiary to execute and deliver such documentation necessary or desirable to perfect Collateral Agent’s Lien over such certificate in form and substance satisfactory to the Majority Holders.

(gg)    Use of Proceeds. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries to, (i) use the proceeds of any Note or any portion thereof to make any payments to a Sanctions Target, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctions Target, to fund any operations, activities or business of a Sanctions Target or in any other manner that would result in a violation of Sanctions applicable to any party hereto or to any other Note Document, (ii) use the proceeds of any Note or any portion thereof in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, or (iii) use the proceeds of any Note or any portion thereof for any purpose prohibited under the Note Documents.

(hh)    Opt-In Notices. Notwithstanding anything herein or in any other Note Document to the contrary, prior to receipt of an Opt-In Notice and at any time when all Opt-In Notices from the Holder have been revoked, neither the Parent Guarantor nor any of its Subsidiaries shall deliver to the Holder any information pursuant to any Note Document (other than the occurrence of a Default or an Event of Default under this Note) that would constitute material non-public information regarding the Parent Guarantor or any of its Subsidiaries. At any time or from time to time, the Holder may deliver written notice (an “Opt-In Notice”) to the Parent Guarantor or the Borrower requesting that the Holder receive from the Parent Guarantor or the Borrower any such information required to be delivered that would constitute material non-public information regarding the Parent Guarantor or any of its Subsidiaries; provided, however, that the Holder may revoke any such Opt-In Notice in writing at any time. Following receipt of an Opt-In Notice from the Holder, the Parent Guarantor or the Borrower shall deliver such information to the Holder until the Opt-In Notice is subsequently revoked. To avoid doubt, prior to the receipt of any Opt-In Notice and at any time when all Opt-In Notices from the Holder have been revoked, the Parent Guarantor shall not be required to deliver any financial information pursuant to Section 7(c) of this Note.

(ii)    Fundamental Changes. No Note Party shall, nor shall any Note Party permit any of its Subsidiaries (other than Immaterial Subsidiaries) to: (i) without providing not less than twenty (20) days advance written notice to the Collateral Agent, change its name, identity, type of organization, corporate structure or organizational identification number (other than, with respect to the Paren Guarantor, the Permitted Domestication), (ii) materially change the business in which the Company and each of its Subsidiaries is engaged in as of the date hereof; or (iii) permit any Subsidiary (other than Immaterial Subsidiaries) to suspend operations, liquidate or dissolve (other than the liquidation or dissolution of Subsidiaries whose assets are transferred to the Borrower or another Note Party at the time of such liquidation or dissolution).

8.        Consolidation, Merger, Sale, Conveyance and Lease.

(a)      Parent Guarantor and Borrower May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 8(b), neither the Borrower nor the Parent Guarantor shall consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

  (i)    the resulting, surviving or transferee Person (the “Successor Entity”), if not the Borrower or the Parent Guarantor, as applicable, shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the British Virgin Islands, and the Successor Entity (if not the Borrower or the Parent Guarantor, as applicable) shall expressly assume all of the obligations of the Borrower or the Parent Guarantor, as applicable under the Notes and the other Note Documents; and

  (ii)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

For purposes of this Section 8(a), the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Borrower or the Parent Guarantor to another Person, which properties and assets, if held by the Borrower or the Parent Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower or the Parent Guarantor on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Borrower or the Parent Guarantor to another Person.

(b)     Successor Entity to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Entity, by supplements or amendments to this Note and the other Note Documents, executed and delivered to the Collateral Agent, the Holder Representative and the holders of Notes, as applicable, satisfactory in form to the Collateral Agent and the Holder Representative (in each case, as to their respective rights, duties and obligations, as applicable) and the holders of Notes, of the due and punctual payment of the principal of and any accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Note and the other Note Documents to be performed by the Borrower or the Parent Guarantor, as applicable, such Successor Entity (if not the Borrower or the Parent Guarantor, as applicable) shall succeed to and, except in the case of a lease of all or substantially all of the Borrower’s or the Parent Guarantor’s, as applicable, properties and assets, shall be substituted for the Borrower or the Parent Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part. Such Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Borrower or the Parent Guarantor, as applicable, any or all of the Notes issuable under the Purchase Agreement which theretofore shall not have been signed and delivered by the Borrower or the Parent Guarantor, as applicable. All the Notes so issued shall in all respects have the same legal rank and benefit under the Purchase Agreement as the Notes theretofore or thereafter issued in accordance with the terms of the Purchase Agreement as though all of such Notes had been issued at the date of the execution of the Purchase Agreement. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 8 the Person named as the “Borrower” in the first paragraph of this Note or the Parent Guarantor in Section 1 of this Note (or any successor that shall thereafter have become such in the manner prescribed in this Section 8) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Purchase Agreement and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

(c)        Opinion of Counsel to Be Given to Holder Representative. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Holder Representative shall have received an opinion of counsel stating that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Section 8.

9.        Guarantees.

(a)      Subject to this Section 9 each of the Guarantors hereby, as a primary obligor and not merely as surety, jointly and severally, unconditionally guarantees to the Holder and its successors and assigns, irrespective of the validity and enforceability of this Note or the obligations of the Borrower hereunder or thereunder, that:

(i)    the principal of, premium, if any, and interest on, this Note and such other Note Obligations will be promptly paid in full in cash when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on this Note, if any, if lawful, and all other obligations of the Borrower to the Holder hereunder will be promptly paid in full in cash or performed, all in accordance with the terms hereof and thereof; and

(ii)    in case of any extension of time of payment or renewal of this Note or any of such other obligations (including Note Obligations), that same will be promptly paid in full in cash when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

(b)        Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(c)       The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of this Note, the absence of any action to enforce the same, any amendment, waiver or consent by the Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower or any other Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (i) any demand for payment or performance and protest and notice of protest; (ii) any notice of acceptance; (iii) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Note Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (iv) any other notice in respect of any Note Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Borrower or any Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Borrower or any Guarantor or (y) assert any claim, defense, setoff or counterclaim it may have against the Borrower or any other Guarantor or set off any of its obligations to the Borrower or any other Guarantor against obligations of such Guarantor to the Borrower or such other Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable requirement of law to require the Collateral Agent or the Holder to seek recourse first against the Borrower or any other Person as a condition precedent to enforcing such Guarantors liability and obligations under this Section 9.

(d)        If the Holder is required by any court or otherwise to return any amount paid by the Borrower or any Guarantor, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(e)       Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holder in respect of any obligations guaranteed hereby until payment in full in cash of all obligations (including the Note Obligations) guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holder and the Collateral Agent, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 12(b) for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Section 12(b), such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this guarantee.

(f)       Each Guarantor, and by its acceptance of the Note, the Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Holder and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 9, result in the obligations of such Guarantor under its guarantee not constituting a fraudulent transfer or conveyance. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Note and that its Guarantee, and the waivers set forth herein, are knowingly made in contemplation of such benefits.

(g)       To evidence a guarantee set forth in Section 9(a), this Note will be executed on behalf of each Guarantor by one of its officers or authorized representatives and, with respect to any Guarantors providing a Guarantee after the date hereof, a Joinder Agreement will be executed on behalf of such Guarantor by one of its officers. Each Guarantor hereby agrees that its guarantee set forth in Section 9(a) will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such guarantee.

(h)        Except as otherwise provided in Section 9(i), a Guarantor may not, directly or indirectly, (1) consolidate with or merge with or into, or (2) sell, convey, transfer or lease all or substantially all of its properties and assets to (whether or not such Guarantor is the surviving Person), any other Person, other than the Borrower or another Guarantor, unless:

(i)    immediately after giving effect to that transaction, no Default or Event of Default has occurred and is continuing or would be caused thereby; and

(ii)    the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Borrower or another Guarantor) is an entity organized under the laws of the United States or any other jurisdiction reasonably acceptable to the Majority Holders and otherwise reasonably acceptable to the Majority Holders and expressly assumes, by executing and delivering supplements and amendments to this Note and the other Note Documents that are satisfactory in form to the Collateral Agent and the Holder Representative (in each case, as to their respective rights, duties and obligations, as applicable) and the Majority Holders, all of the obligations of that Guarantor under its Guaranty, this Note and all other appropriate Note Documents.

In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person of the Guaranty of such Guarantor and the due and punctual performance of all of the covenants and conditions of this Note and the other Note Documents to be performed by such Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Notes issuable under the Purchase Agreement which theretofore shall not have been signed and delivered by the Borrower; provided, however, that the Guaranty of such successor Person will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty. All the Guaranties so issued will in all respects have the same legal rank and benefit under the Purchase Agreement as the Guaranties theretofore and thereafter issued in accordance with the terms of this Note and the other Note Documents as though all of such Guaranties had been issued at the date of the execution of the Purchase Agreement.

(i)       The Guaranty of any Guarantor, and the Collateral Agent’s Lien on the Collateral of such Guarantor, will be automatically released upon the liquidation or dissolution of such Guarantor following the Transfer of all of its assets to the Borrower or another Guarantor as permitted hereunder.

If the Guaranty of any Guarantor or all or substantially all of the assets of a Guarantor or the Capital Stock of any Guarantor are sold or disposed of in the manner described in this clause (i), and such Guarantor (or as the context may require, Collateral) is released, the Borrower shall deliver to the Collateral Agent and the Holder Representative a certificate of a Responsible Officer stating and certifying the identity of the released Guarantor (any/or the applicable Collateral), the basis for release in reasonable detail and that such release complies with this Note and the other Note Documents. Upon delivery by the Borrower to the Collateral Agent and the Holder Representative of a certificate of a Responsible Officer and an opinion of counsel to the effect that the conditions precedent to this clause (i) have been met with respect to a Guarantor (or such Collateral) in accordance with the provisions of this Note and the other Note Documents, the Collateral Agent and the Holder Representative (in each case, as directed by the Majority Holders) will execute any documents reasonably requested that are necessary or advisable in order to evidence the release of such Guarantor from its obligations under its Guaranty or the applicable Note Documents. Any Guarantor not released from its obligations under its Guaranty as provided in this Section 9(i) will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations (including the Note Obligations) of any Guarantor under this Note and the other Note Documents as provided in this Section 9 notwithstanding the release of any other Guarantor.

(j)      Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Note Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Note Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that the Holder shall not have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event the Holder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, then the Holder shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Person, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

10.      Creation of Security Interest.

(a)        Grant of Security Interest. To secure prompt payment of any and all of the principal of, premium, if any, and interest on, this Note and all other Note Obligations, and prompt performance by each Note Party of each of its covenants and duties under the Note Documents, each Note Party hereby grants to the Collateral Agent, for its benefit and for the benefit of the Holder Representative and holders of Notes, a continuing security interest (the “Security Interest”) in all of such Note Party’s right, title and interest in or to any and all of the following assets and properties, whether now owned or at any time hereafter created or acquired by such Note Party or in which such Note Party now has or at any time in the future may acquire any right, title or interest, and wherever located (collectively, the “Article 9 Collateral”; provided that, for the avoidance of doubt, the Article 9 Collateral shall not include any Excluded Assets (as defined below)):

(i)    all accounts (including health-care-insurance receivables), cash and Cash Equivalents, chattel paper (including tangible and electronic chattel paper), commercial tort claims, deposit accounts, securities accounts, documents (including negotiable documents), equipment (including accessions and additions thereto), general intangibles (including payment intangibles, Intellectual Property and Licenses), goods (including fixtures), instruments (including promissory notes), Inventory (including goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter-of-credit rights and money;

(ii)    all real property interests (including leaseholds, mineral rights, timber, etc.);

(iii)    all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any other Article 9 Collateral or as are otherwise necessary in the collection thereof or realization thereupon; and

(iv)    any and all cash proceeds or noncash proceeds and products of any of the foregoing, including insurance proceeds, and all supporting obligations and the security and guarantees therefor or for any right to payment.

Such Security Interest constitutes a valid, first priority security interest in the presently existing Article 9 Collateral, and will constitute a valid, first priority security interest in Article 9 Collateral acquired after the date hereof, in each case, subject to Permitted Liens. This Note is intended by the parties to be a security agreement for purposes of the Code. Neither the Holder Representative nor the Collateral Agent shall be responsible for and make no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Note Collateral Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Notes. By its acceptance of the Notes, the Holder will be deemed to accept the terms of, agree to be bound by and authorize and direct each of the Holder Representative and the Collateral Agent, as applicable, to enter into and perform its respective obligations under, the Note Collateral Documents. Neither the Holder Representative nor the Collateral Agent shall be responsible for (A) perfecting, maintaining, monitoring, preserving or protecting the Liens granted under this Note, the Note Collateral Documents or any agreement or instrument contemplated hereby or thereby, (B) the determination, filing, re-filing, recording, re-recording or continuing of any document, financing statement, financing change statement, registration, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (C) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to the Collateral. The actions described in items (A) through (C) shall be the sole responsibility of the Note Parties, as applicable.

Notwithstanding anything to the contrary contained herein, in no event shall the Article 9 Collateral include: (A) any lease, license, contract, property rights or agreement to which a Note Party is a party or any of its rights or interests thereunder, or property subject thereto, if and for so long as the grant of such Security Interest shall constitute or result in (I) the abandonment, invalidation or unenforceability of any right, title or interest of such Note Party therein or (II) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9406, 9407, 9408 or 9409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including Debtor Relief Laws) or principles of equity); provided that the Article 9 Collateral shall include and such Security Interest shall attach immediately (x) at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement, or property subject thereto, that does not result in any of the consequences specified in (I) or (II) above and (y) to any all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing such leases, licenses, contracts, property rights or agreements; (B) any governmental licenses or state or local franchises, charters and authorizations to the extent a security interest therein is prohibited or restricted thereby or by applicable Law, in each case, not overridden by the Code or other applicable Law; (C) any intent-to use Trademark applications prior to the filing of a “Statement of Use”, “Amendment to Allege Use” or similar filing with regard thereto, to the extent and solely during the period in which the grant of a security interest therein may impair the validity or enforceability of any Trademark that may issue from such intent to use Trademark application under applicable Law; (D) vehicles and other assets subject to certificates of title, in each case, that may only be perfected by notifications on certificates of title; (E) pledges and security interests in partnerships, joint ventures and other non-wholly owned entities to the extent prohibited by Law or prohibited by agreements (not entered into in contemplation of this exclusion) containing anti-assignment clauses not overridden by the Code or other applicable Law; (F) margin stock (within the meaning of Regulation U issued by the Federal Reserve Board); (G) any assets as to which any pledge of or security interest therein (I) is prohibited or restricted by applicable Law (including any requirement to obtain the consent of (x) any governmental authority or (y) similar regulatory third party, in each case, except to the extent such consent has been obtained) or (II) would result in material adverse tax or regulatory consequences to any Note Party or any of its Subsidiaries, in each case, as reasonably determined by the Note Parties; (H) any fee interest in real property with a Current Value of less than the amount specified in Section 7(m)(iii) as requiring delivery of a Mortgage and any leasehold interest in real property; (I) any deposit or securities accounts constituting (I) payroll accounts, (II) withholding tax, trust or other fiduciary accounts, (III) zero-balance accounts, (IV) employee wage and benefits accounts, (V) escrow accounts or (VI) accounts with an average monthly balance (as determined by the Note Parties in good faith) not exceeding $400,000, individually, or $2,500,000 in the aggregate for all such accounts under this clause (VI) (collectively, “Exempt Accounts”); and (J) other assets if the Majority Holders determine in good faith that the cost or other consequences of obtaining or perfecting a pledge thereof or security interest therein exceeds either the value of such assets or the benefit to the secured parties of the security afforded thereby (collectively, the “Excluded Assets”).

(b)     Authorization to File Financing Statements. Each Note Party hereby irrevocably authorizes the Collateral Agent (but without obligation) for its benefit and the benefit of the Holder Representative and the holders of Notes at any time and from time to time to file, at such Note Party’s expense, in any relevant jurisdiction any financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” whether now owned or hereafter acquired or “all personal property” whether now owned or hereafter acquired of such Note Party or words of similar effect as being of an equal or lesser scope or with greater detail and (ii) contain the information required by Article 9 of the Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Note Party is an organization, the type of organization and, if required, any organizational identification number issued to such Note Party. Each Note Party agrees to provide such information to the Collateral Agent promptly upon any reasonable request. Notwithstanding the foregoing or anything to the contrary herein or in any other Note Collateral Document, the Note Parties shall make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) necessary to create and maintain (at the sole cost and expense of the Note Parties) the security interest created by the Note Collateral Documents in the Collateral as a first priority perfected security interest, subject to Permitted Liens and Section 13(a) and to the extent perfection is required herein or by the Note Collateral Documents, and promptly provide evidence thereof to the Collateral Agent.

(c)        No Obligation. The Security Interest is granted as security only and shall not subject the Collateral Agent or any holder of Notes to, or in any way alter or modify, any obligation or liability of any Note Party with respect to or arising out of the Article 9 Collateral.

(d)        Intellectual Property Filings. The Collateral Agent is authorized (but without obligation) to file with the USPTO or the USCO (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in United States Intellectual Property of each Note Party in which a security interest has been granted by such Note Party hereunder, with notice to such, and with or without the signature of any, Note Party, and naming any Note Party as debtor and the Collateral Agent as secured party. Notwithstanding the foregoing, such filings shall be the responsibility of the applicable Note Party, and such Note Party agrees to furnish evidence of any such filings and recordings to the Collateral Agent.

(e)         Duration of Security Interest; Release.

(i)    The Collateral Agent’s Security Interest in the Article 9 Collateral shall continue until the payment in full in cash and the satisfaction of all Note Obligations (other than inchoate indemnity obligations or other obligations that expressly survive termination), whereupon such Security Interest shall automatically terminate and the Collateral Agent shall, at the direction of the Majority Holders and at the Note Parties’ sole cost and expense, promptly execute such further documents and take such further actions as may be necessary to effect (or otherwise evidence) the release contemplated by this Section 10(e)(i).

(ii)    Upon any Transfer by any Note Party of any Collateral that is permitted hereunder and under the other Note Documents (other than a Transfer to another Note Party), the security interest in such Collateral shall be automatically released and the Collateral Agent shall, at the Note Parties’ sole cost and expense, promptly execute such further documents and take such further actions as may be necessary to effect (or otherwise evidence) the release contemplated by this Section 10(e)(ii).

(f)         Possession of Article 9 Collateral. So long as no Event of Default has occurred and is continuing and the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall not have otherwise notified the Note Parties in writing, the Note Parties shall remain in full possession, enjoyment and control of the Article 9 Collateral (except only as may be otherwise required by the Majority Holders for perfection or protection of the Collateral Agent’s Security Interest therein) and shall be entitled to manage, operate and use the same and each part thereof with all the rights and franchises appertaining thereto; provided, however, that the possession, enjoyment, control and use of the Article 9 Collateral shall at all times be subject to the observance and performance of the terms of this Note and the other Note Documents.

(g)         Delivery of Additional Documentation Required. To the extent requested in writing by the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents), each Note Party shall from time to time execute and deliver to the Collateral Agent for its benefit and the benefit of the Holder Representative and the holders of Notes all Negotiable Collateral (having a value in excess of $1,000,000 in the aggregate) and other documents necessary to perfect and continue the perfection of the Collateral Agent’s Security Interest in such Negotiable Collateral constituting Article 9 Collateral and in order to fully consummate all of the transactions contemplated under the Note Documents. For the avoidance of doubt, if any Note Party acquires a Commercial Tort Claim (which could reasonably be expected to result in damages in excess of $1,000,000, such Note Party shall promptly notify the Collateral Agent in a writing signed by such Note Party of the general details thereof and such Note Party shall promptly, but in no event more than three (3) Business Days after such notice, agree to an amendment to the definition of Article 9 Collateral or the Code filings to include such Commercial Tort Claim, such amendment to be in form and substance as required by the Collateral Agent (acting at the direction of the Majority Holders). If at any time any Note Party shall take a security interest in any property of an Account Debtor or any other Person the value of which is in excess of $1,000,000 to secure payment and performance of an Account, such Note Party shall promptly notify the Collateral Agent and, to the extent requested in writing by the Collateral Agent (as directed by the Majority Holders), collaterally assign such security interest to the Collateral Agent for its benefit and the benefit of the holders of Notes. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

(h)      Representations and Warranties. Each Note Party represents and warrants, as to itself and the other Note Parties, to the Holder Representative, the Collateral Agent and the Holder that:

(i)    Subject to Permitted Liens, each Note Party has good and valid rights in and title (except as otherwise permitted by the Note Documents) to (or the power to transfer rights in) the Article 9 Collateral (except with respect to title to Intellectual Property owned by a third party as to which such Note Party has been granted a License) with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such properties for their intended purposes and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Note and the other Note Documents, without the consent or approval of any other Person, other than any consent or approval that has been obtained and is in full force and effect.

(ii)    The Disclosure Letter has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects (except that the information therein with respect to the exact legal name of each Note Party is correct and complete in all respects) as of the date hereof. The UCC financing statements or other appropriate filings, recordings or registrations prepared based upon the information provided to the Collateral Agent in the Disclosure Letter for filing by the Borrower in the applicable filing office, as required by the terms of this Note or the other Note Documents, are all the filings, recordings and registrations that are necessary to establish and preserve a legal, valid and perfected security interest in favor of the Collateral Agent (for its benefit and the benefit of the Holder Representative and the holders of Notes) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Code, and no further or subsequent filing, re-filing, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under applicable Law with respect to the filing of continuation statements. Sections 5 and 6 of the Disclosure Letter set forth all Securities Accounts and Deposit Accounts maintained as of the date hereof by the Note Parties including (A) in the case of each Deposit Account, the depository bank and (B) in the case of each Securities Account, the Securities Intermediary.

(iii)    Each Note Party represents and warrants that Intellectual Property Security Agreements containing a description of all Article 9 Collateral consisting of (A) United States-registered Patents (and Patents for which United States applications are pending), (B) United States-registered Trademarks (and Trademarks for which United States applications for registration are pending) and (C) United States-registered Copyrights, respectively (other than, in each case, any Excluded Assets), in each case, as of the date hereof and listed in Section 9 of the Disclosure Letter, if any, have been prepared for recording by the USPTO and the USCO pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, in respect of all Article 9 Collateral consisting of United States registrations and applications for Patents, Trademarks and Copyrights. To the extent a security interest may be perfected by filing, recording or registration in the USPTO or USCO under the federal intellectual property laws, then no further or subsequent filing, re-filing, recording, re-recording, registration or re-registration is necessary (other than (x) such filings and actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registrations and applications for Patents, Trademarks and Copyrights filed, acquired or developed by any Note Party after the date hereof and (y) the UCC financing and continuation statements contemplated in Section 10(h)(ii)).

(iv)    The Security Interest constitutes (A) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance in full of the Note Obligations and (B) subject to the filings described in Sections 10(h)(ii) and 10(h)(iii), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Code. The Security Interest is prior to any other Lien on any of the Article 9 Collateral, subject to Permitted Liens.

(v)    The Article 9 Collateral (except with respect to Intellectual Property owned by a third party as to which a Note Party has been granted a License) is owned by the Note Parties free and clear of any Lien, except for Permitted Liens. None of the Note Parties has filed or consented to the filing of (A) any effective financing statement or analogous document under the Code or any other applicable Laws covering any Article 9 Collateral, (B) any assignment in which any Note Party assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the USPTO or the USCO or (C) any assignment in which any Note Party assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case under the foregoing clauses (A), (B) and (C), for Permitted Liens.

(vi)    As of the date hereof, no Note Party has any Commercial Tort Claim which could reasonably be expected to result in damages in excess of $1,000,000, other than the Commercial Tort Claims listed in Section 7 of the Disclosure Letter.

11.      Pledge of Securities.

(a)       Pledge. To secure prompt payment of any and all of the principal of, premium, if any, and interest on, this Note and all other Note Obligations, and prompt performance by each Note Party of each of its covenants and duties under the Note Documents, each Note Party hereby assigns, mortgages, charges and pledges to the Collateral Agent, for its benefit and for the benefit of the Holder Representative and the holders of Notes, and hereby grants to the Collateral Agent, for its benefit and for the benefit of the Holder Representative and the holders of Notes, a continuing security interest in all of such Note Party’s right, title and interest in, to and under the following, whether now existing or hereafter from time to time acquired:

(i)    all Capital Stock held by it listed in Section 8 of the Disclosure Letter and any other Capital Stock in any Subsidiary now owned or acquired in the future by such Note Party and all certificates (if any) representing all such Capital Stock (the “Pledged Equity”);

(ii)    (A) the Indebtedness owned by it and listed opposite the name of such Note Party in Section 8 of the Disclosure Letter, (B) any other Indebtedness now owned or acquired in the future by such Note Party and (C) the debt securities, promissory notes and any other instruments evidencing such Indebtedness (collectively, the “Pledged Debt”);

(iii)    all other property that may be delivered to and held by the Collateral Agent pursuant to the terms of this Section 11(a);

(iv)    subject to Section 11(f), all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and other property referred to in clauses (i), (ii) and (iii) above;

(v)    subject to Section 11(f), all rights and privileges of such Note Party with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above, including any claims, rights, powers, privileges, authority, options, security interests, liens and remedies (if any) under any corporate bylaws, limited liability company agreement or operating agreement, partnership agreement, or at law or otherwise; and

(vi)    all Proceeds of any of the foregoing (the items referred to in clauses (i) through (v) of this Section 11(a) being collectively referred to as the “Pledged Collateral”);

provided that, for the avoidance of doubt, the Pledged Collateral shall not include any Excluded Assets;

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, subject, however, to the terms, covenants and conditions hereinafter set forth.

(b)         Delivery of Pledged Securities.

(i)    Each Note Party agrees to deliver or cause to be delivered to the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, on the date hereof, or if acquired after the date hereof, within thirty (30) calendar days after receipt by such Note Party (or, in each case, such longer period as the Majority Holders may agree in its reasonable discretion), any and all (A) Pledged Equity to the extent consisting of certificated Capital Stock of any Subsidiary directly owned by such Note Party and (B) to the extent required to be delivered pursuant to Section 11(b)(ii), Pledged Debt.

(ii)    Each Note Party will cause any Indebtedness for borrowed money having an aggregate principal amount equal to or in excess of $1,000,000 owed to such Note Party by any Person (other than a Note Party) that is evidenced by a debt security, instrument or promissory note to be delivered to the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, pursuant to the terms hereof.

(iii)    Upon delivery to the Collateral Agent, any Pledged Securities shall be accompanied by stock or security powers, as applicable, undated and duly executed in blank or other instruments of transfer reasonably satisfactory to the Majority Holders and by such other instruments and documents as the Majority Holders may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Section 8 of the Disclosure Letter and be made a part thereof; provided that failure to supplement such Section shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

(c)       Representations, Warranties and Covenants. Each Note Party represents, warrants and covenants to the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, that:

(i)    as of the date hereof, Section 8 of the Disclosure Letter includes all Capital Stock, debt securities, instruments and promissory notes required to be pledged by such Note Party hereunder;

(ii)    the Pledged Equity issued by any Subsidiary of any Note Party has been duly and validly issued by the issuers thereof and is fully paid and non-assessable (other than Pledged Equity consisting of limited liability company interests or partnership interests which, pursuant to the relevant organizational or formation documents, cannot be fully paid and non-assessable);

(iii)    except for the security interests granted hereunder, such Note Party (A) is, subject to any transfers, liquidations or dissolutions made in compliance with the terms of this Note and the other Note Documents, the direct owner, beneficially and of record, of the Pledged Equity indicated on Section 8 of the Disclosure Letter, (B) holds the same free and clear of all Liens, other than Liens created by the Note Documents and other Permitted Liens, and (C) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever;

(iv)    except for restrictions and limitations imposed or permitted by the Note Documents, CFIUS, or securities laws generally, the Pledged Collateral is freely transferable and assignable, and none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that would reasonably be expected to prohibit, impair, delay or otherwise affect in any manner material and adverse to the Collateral Agent or the holders of Notes the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent or the holders of Notes of rights and remedies hereunder and under the other Note Documents;

(v)    by virtue of the execution and delivery by each Note Party of this Note, and delivery of certificates (if any) representing the Pledged Equity and delivery of the debt securities, promissory notes and any other instruments (if any) evidencing the Pledged Debt to and continued possession thereof by the Collateral Agent in the State of New York, the Collateral Agent for its benefit and the benefit of the Holder Representative and the holders of Notes has a legal, valid and perfected Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Note Obligations to the extent such perfection is governed by the Code, subject to no prior Lien;

(vi)    the pledge effected hereby is effective to vest in the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, the rights of a “secured party” (as defined in the Code) in the Pledged Collateral to the extent intended hereby, except as such enforceability may be limited by CFIUS or applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(vii)    subject to the terms of this Note and to the extent permitted by applicable Law, each Note Party hereby agrees that if an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have given the applicable Note Party written notice of its intent to exercise such rights, it will comply with instructions of the Collateral Agent with respect to the Capital Stock in such Note Party that constitute Pledged Equity hereunder that are not certificated without further consent by the applicable owner or holder of such Capital Stock; and

(viii)    subject to Section 13(a), no material order, consent, license, authorization, action, notices, validation of, filing, registration with, exemption by or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary for the validity of the pledge effected hereby, except for (A) filings and registrations necessary to perfect the Liens on the Collateral granted by the Note Parties in favor of the Collateral Agent and (B) the orders, consents, licenses, authorizations, actions, notices, validations, filings, registrations, exemptions and approvals that have been duly obtained, taken, given or made and are in full force and effect.

(d)       Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Note Party that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the Code of the applicable jurisdiction, (ii) such certificate bears a legend indicating such interest represented thereby is such a “security” and (iii) such certificate shall be delivered to the Collateral Agent in accordance with Section 11(b). Each Note Party further acknowledges and agrees that with respect to any interest in any limited liability company or limited partnership controlled on or after the date hereof by such Note Party and pledged hereunder that is not a “security” within the meaning of Article 8 of the Code, such Note Party shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the Code, nor shall such interest be represented by a certificate, unless such election is made and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to Sections 10(b)(i) and 10(b)(iii).

(e)       Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have given the applicable Note Party written notice of its intent to exercise such rights (which notice may be delivered concurrently with the taking of such action), (i) the Collateral Agent, for its benefit and the benefit of the Holder Representative and the holders of Notes, shall have the right to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Note Party, endorsed or assigned (to the extent endorsement or assignment is required under applicable laws) in blank or in favor of the Collateral Agent and each Note Party will promptly give to the Collateral Agent copies of any written notices or other written communications received by it with respect to Pledged Equity registered in the name of such Note Party and (ii) the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Note and the other Note Documents, to the extent permitted by the documentation governing such Pledged Equity.

(i)    The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Pledged Equity consisting of any limited liability company interest or partnership interest pursuant hereto, neither this Note nor the other Note Documents shall be construed as creating a partnership or joint venture among the Collateral Agent, any holder of Notes, any Note Party or any other Person and the Collateral Agent shall have no duty, obligation or responsibility with respect to the Pledged Equity other than to hold the same in accordance with this Note.

(ii)    The Collateral Agent and the holders of Notes shall not be obligated to perform or discharge any obligation of any Note Parties solely as a result of the pledge effected hereby.

(f)         Voting Rights; Dividends and Interest.

  (i)    Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have provided written notice to the applicable Note Party in accordance with Section 11(f)(iv) below that the rights of such Note Party under this Section 11(f) are being suspended (which notice may be delivered concurrently with the taking of such action):

(A)    each Note Party shall be entitled to exercise any and all voting or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof and each Note Party agrees that it shall exercise such rights in a manner not prohibited by the terms of this Note or the other Note Documents;

(B)    the Collateral Agent shall promptly (after reasonable advance notice) execute and deliver (at the Note Parties’ sole cost and expense) to each Note Party, or cause to be executed and delivered to such Note Party (to the extent capable of being delivered under applicable laws), all such proxies, powers of attorney and other instruments prepared by such Note Party as such Note Party may reasonably request for the purpose of enabling such Note Party to exercise the voting or consensual rights and powers it is entitled to exercise pursuant to Section 11(f)(i)(A); and

(C)    each Note Party shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of this Note, the other Note Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Note Party, shall not be commingled by such Note Party with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the holders of Notes and shall be promptly (and in any event within five (5) Business Days or such longer period as the Majority Holders may agree in their reasonable discretion) delivered to the Collateral Agent upon written demand in the same form as so received (with any necessary endorsement reasonably requested by the Majority Holders). So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to each Note Party any Pledged Securities in its possession if requested to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Securities permitted by this Note and the other Note Documents in accordance with this Section 11(f)(i)(C).

(ii)    Upon the occurrence and during the continuance of an Event of Default after the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have provided written notice to the applicable Note Party of the suspension of such Note Party’s rights under Section 11(f)(i)(C) (which notice may be delivered concurrently with the taking of such action), then all rights of such Note Party to dividends, interest, principal or other distributions that such Note Party is authorized to receive pursuant to paragraph Section 11(f)(i)(C) shall cease and all such rights shall thereupon become vested in the Collateral Agent (on behalf of the holders of Notes), which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions in respect of the Pledged Equity. All dividends, interest, principal or other distributions received by any Note Party contrary to the provisions of this Section 11(f) shall be held in trust for the benefit of the Collateral Agent (for the benefit of the holders of Notes), shall be segregated from other property or funds of such Note Party and shall be promptly (and in any event within five (5) Business Days or such longer period as the Majority Holders may agree in their reasonable discretion) delivered to the Collateral Agent upon written demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (ii) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 11(c). After all Events of Default have been cured or waived and the Collateral Agent has received written notice from the Note Parties of such cure or waiver, the Collateral Agent shall promptly repay to each Note Party (without interest) all dividends, interest, principal or other distributions that such Note Party would otherwise be permitted to retain pursuant to the terms of paragraph Section 11(f)(i)(C) and that remain in such account, and such Note Party’s right to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities shall be automatically reinstated.

(iii)    Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have provided the applicable Note Party with written notice of the suspension of such Note Party’s rights under paragraph Section 11(f)(i)(A) (which notice may be delivered concurrently with the taking of such action), then all rights of such Note Party to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 11(f)(i)(A), and the obligations of the Collateral Agent under Section 11(f)(i)(B), shall cease, and all such rights in respect of the Pledged Securities shall thereupon become vested in the Collateral Agent (on behalf of the holders of Notes), which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers. After all Events of Default have been cured or waived and the Collateral Agent has received written notice from the Note Parties of such cure or waiver, each Note Party shall immediately have the exclusive right to exercise the voting or consensual rights and powers that such Note Party would otherwise be entitled to exercise pursuant to the terms of Section 11(f)(i)(A) until such time as such rights are again suspended pursuant to this Section 11(f), and the obligations of the Collateral Agent under Section 11(f)(i)(B) shall be immediately reinstated.

(iv)    Any notice required to be given by the Collateral Agent to the Note Parties to suspend rights under Section 11(f) (A) shall be given in writing, (B) may be given with respect to one or more Note Parties at the same or different times and (C) may suspend the rights of the Note Parties under Section 11(f)(i)(A) or Section 11(f)(i)(C) in part without suspending all such rights (as specified by the Collateral Agent acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

12.      Defaults and Remedies

(a)         Events of Default. Each of the following events shall be an “Event of Default” with respect to the Note (each, an “Event of Default”):

(i)    default in any payment of interest on this Note when due and payable, and the default continues for a period of thirty (30) calendar days;

(ii)    default in the payment of principal of the Note when due and payable on the Maturity Date, upon any required repurchase or redemption, upon declaration of acceleration or otherwise;

(iii)    default by any Note Party or any Subsidiary of any Note Party with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed in excess of $5,000,000 (or its foreign currency equivalent) in the aggregate of such Note Party or of any such Subsidiary, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable, (ii) enabling or permitting the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (iii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(iv)    any Note Party or any Subsidiary of any Note Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Note Party or any such Subsidiary or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of any Note Party or any such Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(v)    an involuntary case or other proceeding shall be commenced against any Note Party or any Subsidiary seeking liquidation, reorganization or other relief with respect to such Note Party or such Subsidiary or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian or other similar official of any Note Party or any such Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

(vi)    any Guaranty ceases to be in full force and effect, other than in accordance with the terms of this Note, or any Guarantor denies or disaffirms its obligations under its Guaranty or gives notice to such effect;

(vii)    any material provision of any Note Document, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or thereunder, including Section 13(a) or the satisfaction in full of all the Note Obligations, ceases to be in full force and effect, or any Note Party contests in writing the validity or enforceability of any provision of any Note Document or the validity or priority of any Lien as required hereby or thereby on a material portion of the Collateral or any Note Party denies in writing that it has any or further liability or obligation under any Note Document (other than as a result of repayment in full of the Note Obligations), or purports in writing to revoke or rescind any Note Document;

(viii)     (A) this Note or any other Note Document shall for any reason (other than pursuant to the terms hereof or thereof, including Section 13(a)) cease to create a valid and perfected Lien, with the priority required hereby or thereby, on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Permitted Liens or (B) any Lien created or purported to be created by this Note or any other Note Document shall cease to have the lien priority established or purported to be established by the applicable Intercreditor Agreement or Subordination Agreement;

(ix)     with respect to any Subordination Agreement, Intercreditor Agreement, or any other agreement or instrument governing any Indebtedness thereunder, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Note Obligations, (A) any provisions of any such Subordination Agreement or Intercreditor Agreement or agreement or instrument governing any Indebtedness thereunder shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or (B) the Note Obligations or the Liens securing the Note Obligations for any reason shall not have the priority contemplated by this Note, the other Note Documents or any such Subordination Agreement or Intercreditor Agreement;

(x)    the Borrower or any Guarantor fails to observe or perform any other obligation or undertaking given by it under or in relation to this Note or the other Note Documents after written notice of such failure and a thirty (30) day period to cure (except in the case of Section 7(c), in which cash such cure period shall be five (5) Business Days);

(xi)    (A) a Material Foreign Collateral Covenant Breach, (B) a default in the Borrower’s or any Guarantor’s obligations under Section 7(p) through (t), (cc) through (ee), or (gg) or (C) a default in the Borrower’s or any Guarantor’s obligations under Section 8;

(xii)    a default in the Parent Guarantor’s or the Borrower’s obligations in accordance with Section 4 if such default is not cured within three (3) Business Days after its occurrence;

(xiii)    the occurrence of an “Event of Default” under any other Note and continuance thereof beyond any applicable grace period;

(xiv)    a final judgment or judgments for the payment of $3,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance policies issued by insurers reasonably believed by the applicable Note Party in good faith to be credit-worthy) in the aggregate rendered against any Note Party or any Subsidiary of any Note Party, which judgment is not discharged or stayed within sixty (60) calendar days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(xv)    (A) An ERISA Event occurs with respect to a Pension Plan or a Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Note Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000 or (B) any Note Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000.

(b)         Remedies. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then:

(i)    in each and every such case (other than an Event of Default specified in Section 12(a)(iv) or Section 12(a)(v) with respect to any Note Party or any of its Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Collateral Agent (at the direction of the Majority Holders) or the Majority Holders, by notice in writing to the Borrower (and to the Collateral Agent if given by the Majority Holders), may declare 100% of the principal of, and any accrued and unpaid interest on, all of the Notes, and all other amounts owing or payable hereunder or under the other Note Documents to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Note to the contrary notwithstanding. If an Event of Default specified in Section 12(a)(iv) or Section 12(a)(v) with respect to any Note Party or any of its Subsidiaries occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes, and all other amount owing or payable hereunder or under the other Notes Documents shall become and shall automatically be immediately due and payable; and

(ii)    the Collateral Agent shall, at the request of the Majority Holders, exercise on behalf of itself and the holders of Notes any and all rights and remedies available to it and the holders of Notes under the Note Documents and any and all rights afforded to a “secured party” (as defined in the Code) with respect to the Note Obligations, including the Guaranty, under the Code or other applicable Law and also may (A) require each Note Party to, and each Note Party agrees that it will at its expense and upon request of the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with terms of the Note Documents), promptly assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be reasonably designated by the Collateral Agent; (B) upon prior written notice, occupy any premises owned or, to the extent lawful and permitted, leased by any of the Note Parties where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under applicable Law, without obligation to such Note Party in respect of such occupation; (C) exercise any and all rights and remedies of any of the Note Parties under or in connection with the Collateral, or otherwise in respect of the Collateral; (D) subject to the mandatory requirements of applicable Law, sell, assign or otherwise dispose of all or any part of the Collateral, or direct such Note Party to sell, assign or otherwise dispose of all or any part of the Collateral without demand and without notice, advertisement, hearing or process of applicable Law, all of which each Grantor hereby waives to the fullest extent permitted by applicable Law, at any time or any place, at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent (acting at the direction of the Majority Holders) shall deem appropriate; and (E) to the extent of the Note Parties’ interest therein, take possession and control over all software and all associated servers, hardware and equipment, including domain name registrations and associated URLs, and each such Note Party shall provide to the Collateral Agent all access codes, transfer codes and verification codes and access to all other security measures and devices used or necessary in connection therewith. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Note Party, and each Note Party hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and appraisal that such Note Party now has or may at any time in the future have under any applicable Law now existing or hereafter enacted.

To the extent notice to the Note Parties is required under applicable Law, the Collateral Agent shall give the applicable Note Parties ten (10) calendar days’ prior written notice (which each Note Party agrees is reasonable notice within the meaning of Section 9611 of the Code or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if the Collateral Agent (acting at the direction of the Majority Holders) shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable Law, private) sale made pursuant to this Note or the other Note Documents, the Collateral Agent or any holder of Notes may bid for or purchase, free (to the extent permitted by applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Note Party (all said rights being also hereby waived and released to the extent permitted by applicable Law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such holder of Notes, as applicable, from any Note Party as a credit against the purchase price, and the Collateral Agent or such holder of Notes, as applicable, may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Note Party therefor. For purposes hereof, a binding written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Note Party shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Note Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may proceed by a suit or suits at Law or in equity to foreclose this Note and the other Note Documents and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to, and in accordance with, the provisions of this Section 12(b) shall be deemed to conform to the commercially reasonable standards as provided in Section 9610(b) of the Code or its equivalent in other jurisdictions.

Each Note Party irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Note Party’s true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default, for the purpose of (i) making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, and endorsing the name of such Note Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, (ii) making all determinations and decisions with respect thereto and (iii) obtaining or maintaining the policies of insurance required hereby of by the other Note Documents or to pay any premium in whole or in part relating thereto; provided that to the extent any of the foregoing actions relate to the exercise of any rights or remedies in connection with the Capital Stock of any Note Party or Subsidiary thereof, including voting rights, the Collateral Agent shall provide written notice to the applicable Note Party in accordance with the terms hereof. All sums disbursed by the Collateral Agent (for itself and on behalf of any of the Persons who are entitled to payment and reimbursement of costs and expenses under the Note Documents) in connection with this paragraph, including reasonable and documented out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable by the Note Parties upon demand and shall be additional Note Obligations secured by the Collateral.

Each Note Party recognizes that the Collateral Agent may be unable to effect a public sale of any or all of the Pledged Equity or the Pledged Debt by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Note Party acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity or the Pledged Debt for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c)       Application of Proceeds. After the exercise of remedies provided for in Section 12(b) (or after the Note Obligations have automatically become immediately due and payable as set forth in Section 12(b)(i)), including in any proceeding under any Debtor Relief Law, any amounts received on account of the Note Obligations (whether as a result of a payment under a guarantee, any realization on the Collateral, any set-off rights, any distribution in connection with any proceeding under any Debtor Relief Law or otherwise and whether received in cash or otherwise, including all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral but excluding the payment of current interest or interest paid as a form of adequate protection in any proceeding under any Debtor Relief Law) shall be applied by the Collateral Agent, subject to any Intercreditor Agreement then in effect, in the following order:

First, to payment of that portion of the Note Obligations constituting fees, indemnities, expenses and all other amounts payable to the Collateral Agent and the Holder Representative, as applicable, in their capacities as such;

Second, to the payment of that portion of the Note Obligations constituting fees and indemnities (other than unasserted contingent indemnification obligations) and other amounts (other than principal and interest) payable to the holders of Notes, ratably among them in proportion to the respective amounts described in this clause Second payable to them, together with interest on each such amount at the highest rate then in effect under the Note Documents from and after the date such amount is due, owing or unpaid until paid in full;

Third, to the payment of that portion of the Note Obligations constituting accrued and unpaid interest on the Notes and other Note Obligations under the Note Documents (including, for the avoidance of doubt, interest which, but for the filing of a petition in bankruptcy with respect to any Note Party would have accrued on any such Note Obligation, whether or not a claim is allowed or allowable against any Note Party for such interest in the related bankruptcy proceeding), ratably among the holders of Notes in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to the payment of that portion of the Note Obligations constituting unpaid principal of the Notes, ratably among the holders of Notes in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Note Obligations that are due and payable to the Collateral Agent and the holders of Notes on such date, ratably based upon the respective amounts described in this clause Fifth payable to them on such date; and

Last, the balance, if any, after all of the Note Obligations have been indefeasibly paid in full, to the Note Parties or as otherwise required by Law.

The Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Note and the other Note Documents. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

The Collateral Agent shall have no liability to any holder of Notes or any Note Party for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Note Obligations. All distributions made by the Collateral Agent pursuant to this Section 12(c) shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error).

(d)      Grant of License to Use Intellectual Property. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Note and the other Note Documents at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after the occurrence and during the continuance of an Event of Default, each Note Party hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the waiver or cure of all Events of Default) to use, license or sublicense any of the Intellectual Property and Licenses included in the Article 9 Collateral now owned or hereafter acquired by such Note Party, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent of the applicable Note Party’s interest therein; provided, however, that (i) all of the foregoing rights of the Collateral Agent to use (to the extent permitted by the terms of such licenses and sublicenses) such licenses and sublicenses shall expire immediately upon the waiver or cure of all Events of Default and written notice by the applicable Note Party to the Collateral Agent of such waiver or cure, and shall be exercised by the Collateral Agent solely during the continuance of an Event of Default, and nothing in this Section 12(d) shall require the Note Parties to grant any license that is prohibited by any rule of Law or is prohibited by, or constitutes a breach or default under or results in the termination of, any contract, license, agreement, instrument or other document evidencing, giving rise to or theretofore granted, to the extent permitted by the Note Documents, with respect to, such property or otherwise unreasonably prejudices the value thereof to the relevant Note Party and (ii) such license and all of the foregoing rights related thereto shall automatically terminate upon the payment in full of all Note Obligations. Under the licenses to be granted by each Note Party under this Section 12(d), both (A) the use of the Intellectual Property and Licenses included in the Article 9 Collateral by the Collateral Agent and (B) the licenses granted by the Collateral Agent to a third party shall (1) with respect to Trademarks, be subject to the maintenance of reasonable quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks; (2) with regard to trade secrets, be subject to the requirement that the secret status of the trade secrets be maintained and reasonable steps are taken to ensure that they are maintained; (3) with regard to Patents, be subject to the obligation to maintain the existence and enforceability of such Patents; (4) be subject to the use of reasonable patent, trademark, copyright and proprietary notices; and (5) be subject to the Collateral Agent having no greater rights than those of any such Note Party under any such license or sublicense; provided, however, that with respect to any uses, licenses, form licenses, or any other agreements or activities in effect on or prior to the occurrence of such Event of Default the requirements set forth in the foregoing clauses (1) through (5) shall be deemed satisfied. For the avoidance of doubt, the use of such license by the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may be exercised only during the continuation of an Event of Default and until such time as all such Events of Default have been cured or waived in writing by the requisite holders of Notes in accordance with the Note Documents. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent (acting at the direction of the Majority Holders or otherwise in accordance with the terms of the Note Documents) may also exercise the rights afforded under Section 12(b)(ii) with respect to Intellectual Property and Licenses contained in the Article 9 Collateral.

(e)       Rights not Exclusive. The rights and remedies provided for in this Note and the other Note Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by Law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

13.      Miscellaneous Provisions.

(a)      This Note and any provisions herein may be modified, amended and waived only with the written consent of the Borrower, the Majority Holders and the acknowledgement of the Holder Representative and the Collateral Agent, and any such modification, amendment or waiver shall be binding on the Holder and all holders of other Notes with respect to all the Notes. Notwithstanding the foregoing, no modification, amendment or waiver shall be made that affects the rights, duties or immunities of the Holder Representative and/or the Collateral Agent without its written consent, as applicable. Except for any CFIUS Amendments, neither this Note nor any of the other Notes forming a series with this Note may be modified or amended, and no provisions of such other Notes may be waived, unless such modification, amendment or waiver applies to all of the Notes in the series. In addition, to the extent any provision herein or in any other Note Document is determined to be subject to Remedial Actions by CFIUS or otherwise unenforceable by any other relevant Governmental Authority in a jurisdiction in which the Parent Guarantor or its Subsidiaries operate or conduct business, such provision shall be deemed invalid and unenforceable, and neither the Parent Guarantor nor any of its Subsidiary shall have any liability hereunder or under any other Note Document; provided Borrower and the Majority Holders shall work together in good faith to determine any necessary and appropriate modifications and amendments to this Note and any other Note Documents to obtain CFIUS Approval; provided, that, for the avoidance of doubt, in no event shall such modifications and amendments adversely impact any rights of Parent Guarantor or any of its Subsidiaries under this Note or any other Note Document or impose additional obligations or burdens on, or interfere with the normal operations of, Parent Guarantor or any of its Subsidiaries.

(b)        All notices, requests, demands, consents, instructions and other communications which are required or may be given under this Note shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by confirmed facsimile or other electronic transmission (including e-mail), except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient; the Business Day after it is sent if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g. Federal Express); and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

If to the Holder Representative on behalf of the Holder, addressed to:

Acquiom Agency Services LLC 950 17th Street Suite 1400 Denver, CO 80202 Attn: Shon McCraw-Davis Email: smccrawdavis@srsacquiom.com

With copies (which shall not constitute notice) to:

Morrison & Foerster LLP 2100 L Street Northwest Washington, D.C. 20037 Attn: Thomas Good E-Mail: tgood@mofo.com

and

McDermott Will & Emery LLP One Vanderbilt Ave, 45th Floor New York, NY 10017 Attn: Riley Orloff E-Mail: rorloff@mwe.com

If to the Company or Borrower, addressed to:

Satellogic Inc. 210 Delburg Street Davidson, NC 28036 Attn: Rick Dunn, CFO E-Mail: rick.dunn@satellogic.com; gc@satellogic.com

Nettar Group Inc. 210 Delburg Street Davidson, NC 28036 Attn: Rick Dunn, CFO E-Mail: rick.dunn@satellogic.com; gc@satellogic.com

With a copy to (which will not constitute notice):

King & Spalding LLP 1180 Peachtree Street NE Atlanta, GA 30309 Attn: Zack Davis E-Mail: zdavis@kslaw.com or to such other place and with such other copies as each party may designate as to itself by written notice to the others.

(c)    The Holder hereby confirms the appointment of Acquiom Agency Services LLC as the Holder Representative and as the Collateral Agent for the benefit of the Holder under this Note and the other Note Documents to serve from the date hereof until the termination of this Note. Further provisions applicable to each of the Holder Representative and the Collateral Agent are provided in Section 14 of this Note.

(d)        In the event that any one or more provisions of this Note shall be held to be illegal, invalid or otherwise unenforceable, the same shall not affect any other provision of this Note and the remaining provisions of this Note shall remain in full force and effect.

(e)        Neither this Note nor any beneficial interest in this Note may be assigned or transferred by the Borrower; provided, this Note shall be transferrable by the Holder, subject to applicable securities laws, upon (i) prior written notice to the Collateral Agent and the Borrower and (ii) completion and execution of the Assignment and Assumption Agreement in the form attached to the Purchase Agreement.

(f)        All questions concerning the construction, validity, enforcement and interpretation of the Note Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings (as defined in the Purchase Agreement) concerning the interpretations, enforcement and defense of the transactions contemplated by the Notes and any other Note Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Note Documents), and hereby irrevocably waives, and agrees not to assert in any Action (as defined in the Purchase Agreement) or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Note Documents, then, in addition to the obligations of the Borrower under Section 4.7 of the Purchase Agreement, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(g)      IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(h)        The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof. Unless the context otherwise requires, any reference in this Note to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Note, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time, and the word “including” shall be deemed to be followed by the words “without limitation.”

(i)       THE BORROWER MAY, TO THE EXTENT PERMITTED BY LAW, AND DIRECTLY OR INDIRECTLY (REGARDLESS OF WHETHER SUCH NOTES ARE SURRENDERED TO THE BORROWER), REPURCHASE NOTES OR PORTIONS OF INDEBTEDNESS OUTSTANDING UNDER THE NOTES IN THE OPEN MARKET OR OTHERWISE, WHETHER BY THE BORROWER OR ITS SUBSIDIARIES. THE BORROWER SHALL CAUSE ANY SUCH NOTES OR PORTIONS OF INDEBTEDNESS OUTSTANDING UNDER THE NOTES SO REPURCHASED TO BE CANCELLED AND SUCH NOTES SHALL NO LONGER BE CONSIDERED OUTSTANDING UPON THEIR REPURCHASE.

(j)         In no event shall the Holder Representative or the Collateral Agent be responsible or liable for any failure or delay in the performance of their respective obligations hereunder arising out of or caused by, directly or indirectly, forces beyond their respective control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics and pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Holder Representative or Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)       The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Holder Representative and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Holder Representative and the Collateral Agent. The parties to this Note agree that they will provide the Holder Representative and the Collateral Agent with such information as it may request in order for the Holder Representative and the Collateral Agent to satisfy the requirements of the U.S.A. PATRIOT Act.

(l)      After the date hereof, the Borrower agrees to pay all reasonable and documented fees, costs and expenses, including reasonable attorneys fees and expenses, incurred by the Majority Holders in collecting or attempting to collect the Obligations, whether or not any action or proceeding is commenced. None of the provisions hereof and none of the Holders rights or remedies under this Note on account of any past or future defaults shall be deemed to have been waived by the Collateral Agents or the Holders acceptance of any past due installments or by any indulgence granted by the Collateral Agent or the Holder to the Borrower.

(m)       The Borrower hereby waives presentment, demand, diligence, protest and notice of every kind, and agrees that it shall remain liable for all amounts due under this Note notwithstanding any delay or failure by the Collateral Agent or the Holder to exercise any rights under this Note. Borrower hereby waives the right to plead any and all statutes of limitation as a defense to a demand under this Note to the full extent permitted by law.

14.      The Collateral Agent and Holder Representative.

(a)     Duties as Collateral Agent. In addition to the duties set forth elsewhere in this Note, Collateral Agent shall have the sole and exclusive right and authority, and is hereby authorized (without obligation), to (i) file and prove claims and file other documents necessary or desirable to allow its claims with respect to any Security Interest (as defined in Section 10), in any proceeding, or any other bankruptcy, insolvency or similar proceeding (ii) act as collateral agent for the Holder for purposes of the perfection of the charge created by this Note and all other purposes stated therein, (iii) manage, supervise and otherwise deal with the Collateral (as defined in this Note), (iv) take such other action as is necessary or desirable to maintain the perfection and priority of the charge created or purported to be created by this Note (provided that, subject to elsewhere in this Note, the Collateral Agent shall take any of the foregoing actions as directed by the Majority Holders so long as the Majority Holders shall prepare any documentation required to be filed or executed in connection with such direction), (v) except as may be otherwise specified in any Note Document, exercise all remedies given to the Collateral Agent with respect to the Borrower, the Guarantor or the Collateral, whether under the Note Documents, applicable law or otherwise and (vi) execute any amendment, consent or waiver under the Note Documents (as directed by the Majority Holders) on behalf of any Holder that has consented in writing to such amendment, consent or waiver.

(b)    Duties as Holder Representative. The Holder Representative shall take such action and exercise such rights and powers as provided herein or as requested in writing by the Majority Holders, in accordance with the terms hereof, together with such powers as are reasonably incidental thereto. The Holder Representative shall have only those duties and responsibilities that are expressly specified herein, in the Purchase Agreement, and in any other Note Document and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into any Note Document or otherwise exist against the Holder Representative, except as are explicitly set forth in any such Note Document.

(c)      Binding Effect. The Holder, by accepting the benefits of the Note Documents, agrees that (i) any action taken by the Collateral Agent in accordance with the provisions of the Note Documents, (ii) any action taken by the Collateral Agent in reliance upon the instructions of the Majority Holders and (iii) the exercise by the Collateral Agent of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Holder and any of its permitted successors and assigns.

(d)     Fees and Expenses. The Borrower will pay to the Collateral Agent such reasonable and documented fees and expenses in respect of their services under this Note in accordance with the terms of the Fee Letter. The Borrower and the Guarantor, jointly and severally, shall reimburse the Collateral Agent, and each of its agents and/or advisors, promptly for any duly documented costs and expenses that may be reasonably incurred by the Collateral Agent, or any of its agents and/or advisors, in connection with the preparation, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Note Document. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Collateral Agent’s agents, counsel, accountants and experts.

(e)    Delegation of Rights and Duties. The Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Note Document by or through any trustee, agent, employee, attorney-in-fact and any other person and, subject to Section 14(i), shall not be responsible or liable for the supervision of or negligence or willful misconduct of any such person appointed with reasonable care (other than employees, officers and directors of the Collateral Agent, when acting on behalf of the Collateral Agent).

(f)      Changes or Termination of Agent. The Collateral Agent may resign at any time upon 10 days’ notice to the Borrower, the Holder and the other holders of Notes, and the Majority Holders may remove or replace the Collateral Agent at any time upon 10 days’ notice by notifying the Borrower and the holders of the Notes. Upon any such resignation or replacement, the Majority Holders shall have the right to appoint a successor collateral agent in consultation with the Borrower. Upon the acceptance of its appointment as Collateral Agent, as applicable, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring, replaced or removed Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder. If no successor Collateral Agent shall have been appointed and shall have accepted such appointment, then on such 10th day (a) the retiring Collateral Agent’s resignation, replacement or removal shall become effective, (b) the retiring, replaced or removed Collateral Agent shall thereupon be discharged from its duties and obligations hereunder and (c) the Majority Holders shall thereafter perform all duties of the Collateral Agent hereunder and under the other Note Documents until such time, if any, as the Majority Holders appoint a successor Collateral Agent in consultation with the Borrower. The Collateral Agent shall have no liability or responsibility for any action or inaction of any successor Collateral Agent. Notwithstanding replacement of the Collateral Agent pursuant to this Section 13(c)(ii), the Holder’s obligations under Section 13(c)(i) hereof will continue for the benefit of the retiring Collateral Agent.

(g)      Use of Discretion.

(i)    No Action Without Instructions. The Collateral Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is expressly required to take or omit to take (i) under any Note Document or (ii) pursuant to instructions from the Majority Holders.

(ii)    Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, the Collateral Agent shall not be required to take, or to omit to take, any action (i) unless, upon demand, the Collateral Agent receives an indemnification satisfactory to it, in its sole discretion, from the Majority Holders (or, to the extent applicable and acceptable to the Collateral Agent, any other Person) against all liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against the Collateral Agent or any Affiliate thereof or (ii) that is, in the opinion of the Collateral Agent or its counsel, is contrary to any Note Document or applicable law. Except as otherwise expressly provided herein, the Collateral Agent shall not be under any obligation to take any action under the provisions of any Note Documents or any related documents, except upon the written instruction of the Majority Holders.

(iii)    Exclusive Right to Enforce Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Note Document, the authority to enforce rights and remedies hereunder and under the other Note Documents against the Borrower or the Guarantor shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Collateral Agent in accordance with the Note Documents for the benefit of all the Secured Parties, provided that the foregoing shall not prohibit (i) the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit hereunder and under the Note Documents, (ii) any Secured Party from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any of the Note Parties under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Collateral Agent, as the case may be, hereunder and under the other Note Documents, then in addition to the matters set forth in clause (ii) of the preceding proviso, any Secured Party may, with the consent of the Majority Holders, enforce any rights and remedies available to it and as authorized by the Majority Holders.

(h)     Conclusive Reliance. The Collateral Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until it has received written notice that such Note has been transferred in accordance with the Note, (ii) consult with any of its agents and, whether or not selected by it, any other advisors, legal counsel, accountants and other experts (including advisors to, and accountants and experts engaged by, any Secured Party) and (iii) conclusively rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. The Collateral Agent need not investigate any statement, warranty or representation or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

(i)     Limitation of Liability. The Collateral Agent (or its agents) shall not be liable for any action taken or omitted to be taken by any of them under or in connection with any Note Document, the Borrower, and the Guarantor each hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the fraud, gross negligence or willful misconduct of the Collateral Agent or any of its agents (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing:

(i)       the Collateral Agent shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Majority Holders or for the actions or omissions of any of its agents selected with reasonable care (other than employees, officers and directors of the Collateral Agent, when acting on behalf of the Collateral Agent);

(ii)    the Collateral Agent shall not be responsible to any Note Party or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any charge created or purported to be created under or in connection with, this Note or any other Note Document;

(iii)     the Collateral Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Note Document, whether any condition set forth in any Note Document is satisfied or waived, as to the financial condition of the Company, the Guarantor or any other Person as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a written notice from the Borrower or any Note Party describing such Default or Event of Default clearly labeled “notice of default” (in which case the Collateral Agent shall promptly give notice of such receipt to all Note Parties);

(iv)    no provision of this Note or any other Note Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of their duties hereunder or thereunder or in the exercise of any of their rights or powers, if they shall have grounds to believe that repayment of such funds or indemnity satisfactory to them against such risk or liability is not assured to them;

(v)     the Collateral Agent shall not be liable for any error of judgment made in good faith by it unless it shall be conclusively determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review, that the Collateral Agent was grossly negligent in ascertaining the pertinent facts;

(vi)    every provision in any other Note Document relating to the respective conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Note;

(vii)    as to any fact or matter the manner of ascertainment of which is not specifically described herein, the Collateral Agent shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Collateral Agent, as applicable, for any action taken or omitted to be taken by it in good faith in reliance thereon;

(viii)    the Collateral Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its respective rights or powers;

(ix)    the Collateral Agent may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to any Note Document or any related document shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by them under any Note Document or under any related document in good faith and in accordance with the advice or opinion of such counsel;

(x)      the Collateral Agent shall not be bound to make any investigation into (A) the performance or observance by any Person of any of the covenants, agreements or other terms or conditions set forth in the Note Documents or in any related document, (B) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of any Note Document, any related document or any other agreement, instrument or document or (C) the value or the sufficiency of any Collateral;

(xi)      in no event shall the Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action;

(xii)    the respective rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, the right to be indemnified, are extended to, and shall be enforceable by the Collateral Agent in each document related hereto to which it is a party;

(xiii)    the Collateral Agent shall not have any duty or responsibility in respect of (A) any recording, filing, or depositing of any Note Document or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (B) the acquisition or maintenance of any insurance or (C) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral;

(xiv)    the right of Collateral Agent to perform any discretionary act enumerated in any Note Document or any related document shall not be construed as a duty;

(xv)    if the Collateral Agent requests instructions from the Note Parties with respect to any action or omission in connection with any Note Document or any related document, the Collateral Agent shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Collateral Agent shall have received written instructions from the Majority Holders, as applicable, with respect to such request;

(xvi)    in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent, and accordingly, each of the parties agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent to comply with applicable law;

(xvii)    in no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations under the Note Documents or any related documents because of circumstances beyond their control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by the Note Documents or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Collateral Agent’s control whether or not of the same class or kind as specified above;

(xviii)   the Collateral Agent shall not be liable for failing to comply with their respective obligations under the Note Documents or any related documents insofar as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required; and

(xix)    except to the extent reimbursed under Section 14(d), the Collateral Agent shall not be required to take any action under the Note Documents or any related document if taking such action (A) would subject the Collateral Agent to a tax on a residency or similar basis in any jurisdiction where it is not then subject to such a tax, or (B) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

For each of the rights, protections and immunities set forth in this Note, each Note Party each hereby waives and agrees not to assert any right, claim or cause of action it might have against either the Collateral Agent based thereon, except to the extent any such right, claim or cause of action arises due to the fraud, gross negligence or willful misconduct of the Collateral Agent or any of their agents (each as determined by a court of competent jurisdiction in a final non-appealable judgment or order).

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and each Guarantor has caused this Note to be duly executed the day and year first above written.

NETTAR GROUP INC., AS BORROWER

By:
Name:
Title:

SATELLOGIC INC., AS GUARANTOR

By:
Name:
Title:

NETTAR S.A., AS GUARANTOR

By:
Name:
Title:

URUGUS S.A., AS GUARANTOR

By:
Name:
Title:

[Signature Page to Promissory Note]

SATELLOGIC V INC., AS GUARANTOR

By:
Name:
Title:

SATELLOGIC SOLUTIONS, S.L., AS GUARANTOR

By:
Name:
Title:

SATELLOGIC NETHERLANDS B.V., AS GUARANTOR

By:
Name:
Title:

SATELLOGIC USA INC., AS GUARANTOR

By:
Name:
Title:

[Signature Page to Promissory Note]

AGREED AND ACCEPTED:

HOLDER REPRESENTATIVE

Acquiom Agency Services LLC, solely in its capacity as the Holder Representative

By:
Name:
Title

COLLATERAL AGENT

Acquiom Agency Services LLC, solely in its capacity as the Collateral Agent

By:
Name:
Title

Date: April 12, 2024

[Signature Page to Promissory Note]

EXHIBIT A

Form of Guaranty Joinder

[see attached]

JOINDER AGREEMENT

Reference is made to that series of Floating Rate Secured Convertible Promissory Notes due April 12, 2028 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Notes”), issued by Nettar Group Inc., a BVI business company limited by shares incorporated under the laws of the British Virgin Islands (the “Borrower”), and agreed and accepted to by Acquiom Agency Services LLC, as holder representative and collateral agent (in such capacities, the “Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Notes.

This Joinder Agreement supplements each Note and is delivered by each of the undersigned (collectively, the “New Guarantors” and each a “New Guarantor” and, collectively, the “New Guarantors”), pursuant to Section 9(g) of each Note. Each New Guarantor hereby agrees to be bound as a Guarantor party to each such Note by all of the terms, covenants and conditions set forth therein to the same extent that it would have been bound if it had been a signatory to the Note on the date of the issuance of such Note. Without limiting the generality of the foregoing, each New Guarantor hereby jointly and severally, unconditionally guarantees to each Holder, and their respective successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Note Obligations of the Borrower in accordance with the terms of each Note and expressly assumes all obligations and liabilities of a Guarantor under such Note. Each New Guarantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Guarantors contained in each Note.

The Agent makes no representation or warranty as to the validity or sufficiency of this Joinder Agreement or the New Guarantors’ guarantee hereunder. Additionally, the Agent shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Borrower and the New Guarantors, and the Agent makes no representation with respect to any such matters.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each New Guarantor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[______________]

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert the principal under the Floating Rate Secured Convertible Promissory Note due April 12, 2028 (the “Note”) of Nettar Group Inc, a BVI business company with limited liability incorporated under the laws of the British Virgin Islands (the “Borrower”), into Class A Ordinary Shares, par value $0.0001 per share (the “Class A Ordinary Shares”), of Satellogic Inc. according to the conditions hereof, as of the date written below. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Notes.

Conversion Date:

Principal Amount to be Converted:

DTC Account Delivery Instructions:

Wire Instructions (for cash payments):

Other Matters:

Updated Conversion Schedule Attached.

[______________]

By:
Name:
Title:

Dated:

ANNEX B

CHANGE OF CONTROL REPURCHASE NOTICE

NETTAR GROUP INC.

Floating Rate Secured Convertible Promissory Notes due 2028

Subject to the terms of the Notes, by executing and delivering this Change of Control Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Change of Control Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$ * aggregate principal amount of

the Note identified by Certificate No.                         .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Change of Control Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

SCHEDULE 1

CONVERSION SCHEDULE

This Conversion Schedule is part of, and reflects conversions made under Section 4 of the Floating Rate Secured Convertible Promissory Note, due April 12, 2028, in the original principal amount of $30,000,000 issued by Nettar Group Inc., a business company limited by shares incorporated under the laws of the British Virgin Islands.

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Borrower Attest